Notice of 2015 Annual Meeting of Shareholders and 2015 Proxy Statement
Questar Corporation 333 South State Street Salt Lake City, Utah 84111

April 17, 2015
Dear Fellow Shareholder:
I invite you to join Questar's Board of Directors (the "Board"), executives, employees and fellow shareholders at our 2015 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held Wednesday, May 27, 2015 at 8 a.m., Mountain Daylight Time, at our headquarters, 333 South State Street, Salt Lake City, Utah. The Annual Meeting gives you an opportunity to vote for eight nominees to Questar's Board and other important matters described in the attached Notice of Annual Meeting and Proxy Statement.
All director nominees were elected at the last annual meeting except for James McManus. Mr. McManus was appointed as a new director effective October, 2014. He is a valuable addition to our Board with his extensive industry knowledge and experience in oil and gas development, particularly in leading Energen Corporation. I am pleased to have him join our Board.
Director and former Questar Chairman, President and CEO Don Cash is retiring from the Board in accordance with the Company's director retirement policy and will not be standing for re-election at the Annual Meeting. Mr. Cash has served on the Board since 1977, serving as its Chairman from 1985 to 2003. He led Questar for two decades as its CEO from 1982 to 2002. A truly original and visionary leader, Don has been a great mentor and friend to me personally and a great patron to all our employees and shareholders. We express our thanks to him and will miss his contributions to the Board and the Company.
In addition to the formal business items at the Annual Meeting, we will review major company developments during the past year and share our future plans.
It is important that your shares be represented even if you are unable to attend the Annual Meeting. Please vote your shares online or by calling the designated toll-free telephone number. You also may request a printed copy of the proxy materials and proxy card to complete and return. Instructions for these voting methods are outlined in the attached Proxy Statement. Please vote as soon as possible.
I hope to see you on May 27.

Sincerely,

Ronald W. Jibson Chairman of the Board President and Chief Executive Officer

QUESTAR CORPORATION
333 South State Street
Salt Lake City, Utah 84111
_____________________________________________________________________
NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
______________________________________________________________________________________________________________________

Date:    Wednesday, May 27, 2015
Time:    8 a.m., Mountain Daylight Time
Place:    Questar Center, 333 South State Street, Salt Lake City, Utah 84111
Record Date:    March 19, 2015

Agenda:	1. Elect eight directors to serve one-year terms

2.	Advisory vote to approve named executive officer compensation

3.	Re-approve and amend the Questar Corporation Long-term Stock Incentive Plan
4.    Re-approve the Annual Management Incentive Plan II
5.    Ratify the selection of Ernst & Young LLP as the Company’s independent auditor
6.    Act on any other matters that may properly come before the meeting

All shareholders are cordially invited to attend the meeting. Only shareholders at the close of business on the record date may vote at the Annual Meeting or any adjournment or postponement of it. You may revoke your proxy at any time before it is voted. If you have shares registered in the name of a brokerage firm or trustee and plan to attend the meeting, please obtain a letter, account statement, or other evidence of your beneficial ownership of shares.
YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote online, by phone or by mailing a proxy card. Voting online, by phone or by written proxy ensures your representation at the Annual Meeting if you do not attend in person. Please review the instructions you received regarding each of these voting options. Voting online or by phone is fast and convenient, reduces postage and proxy tabulation costs and your vote is immediately tabulated.

By Order of the Board of Directors

Julie A. Wray Corporate Secretary
April 17, 2015
Salt Lake City, Utah

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting on May 27, 2015: The Company’s Proxy Statement and Annual Report to Shareholders are available at
http://investor.shareholder.com/questarcorp/financials.cfm

Questar Corporation 2015 Proxy Statement 2

FINANCE AND AUDIT COMMITTEE REPORT	56
Independent Auditor Fees	56

PROPOSAL NO. 5 – RATIFICATION OF INDEPENDENT AUDITOR	57

OTHER MATTERS	57

Questar Corporation 2015 Proxy Statement 3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTAR CORPORATION PROXY STATEMENT

The Board of Directors (the "Board") of Questar Corporation ("Questar" or the "Company") is giving you this Proxy Statement to solicit proxies on the Company's behalf to be voted at the 2015 Annual Meeting of Shareholders on Wednesday, May 27, 2015, or any adjournment or postponement of that meeting (the "Annual Meeting"). The Board is making these materials available to you online or, upon your request, sending printed materials to you by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who is asking for my vote and why am I receiving this document?

A:
The Board asks that you vote on the matters listed in the Notice of Annual Meeting (the "Notice"), which are more fully described in this Proxy Statement. The Securities and Exchange Commission (the "SEC") regulations require us to give you this Proxy Statement when asking you to sign a proxy designating individuals to vote on your behalf.

Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote the shares you own. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two Questar officers -- Messrs. Kevin W. Hadlock and Thomas C. Jepperson -- as Proxies or proxy holders for the Annual Meeting.

Q:	Who can vote?

A:	Shareholders at the close of business on March 19, 2015, the record date, may vote at the Annual Meeting. Each holder has one vote for each share owned on that date.

Q:	If I am a shareholder of record, what am I voting on and how does the Board recommend that I vote my shares?

A:	You are voting on:

•	Proposal No. 1 – the election of eight directors to serve until their terms expire at Questar's 2016 Annual Meeting of Shareholders or until their successors are duly elected and qualified

•	Proposal No. 2 – approve on an advisory basis the Company's named executive officers compensation

•	Proposal No. 3 – re-approve and amend the Questar Corporation Long-term Stock Incentive Plan

•	Proposal No. 4 – re-approve the Questar Corporation Annual Management Incentive Plan II

•	Proposal No. 5 – ratify the appointment of Ernst & Young LLP as the Company’s 2015 independent auditor

The Board recommends that you vote your shares FOR each nominee in Proposal 1 and FOR all other proposals.

Q:	How do I vote?

A:
You may vote online. You may submit your vote by proxy online following the instructions provided in the Notice or on the proxy card sent to you by mail or electronically. The Notice provides instructions for accessing proxy materials online or for requesting printed copies.

You may vote by phone. You may submit your vote by proxy over the phone using the instructions in the Notice or proxy card.
You may vote by mail. If you received printed proxy materials, you can vote by completing and returning the separate proxy card in the prepaid, addressed envelope.
You may vote at the Annual Meeting. All shareholders of record may vote by ballot at the Annual Meeting.

Q:	How do I vote if my shares are held by a broker, bank or other nominee?

A:
If your shares are held in street name by a broker, bank or other nominee, please follow the instructions provided by that broker, bank or nominee regarding how to vote or revoke your voting instructions.

Q:	How will my shares held in street name be voted if I do not provide voting instructions?

A:
New York Stock Exchange (the "NYSE") rules determine if proposals presented at shareholder meetings are considered routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may

Questar Corporation 2015 Proxy Statement 4

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

vote on the proposal without receiving the owner's voting instructions. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner provides voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote because the proposal is not routine and the owner does not provide instructions.
According to NYSE rules, your broker can vote your shares at its discretion on Proposal No. 5 if you are a street-name holder and you do not provide instructions to your broker. If you are a street-name holder and do not provide instructions to your broker on Proposals Nos. 1, 2, 3 and 4, your broker may not vote your shares on these matters.

Q:	What constitutes a quorum?

A:
On the March 19, 2015 record date, the Company had 175,709,825 shares of common stock issued and outstanding. A majority of those shares, or 87,854,914, constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted to determine if a quorum is present.

Q:	What vote count is required to approve each proposal?

A:
Proposal No. 1 – Election of the director nominees requires that more shares are voted “for” a nominee than “against” the nominee. However, if there are more nominees for director than available positions, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted are elected as directors. At this time, Questar does not expect more nominees for director than available positions. Shares represented by executed proxies will be voted, unless contrary instructions are provided, for the election of the nominees named in Proposal No. 1. Votes may be cast "for" or "against" all of the director nominees, or any of them. Abstentions and broker non-votes, if any, are not counted as voted and have no effect on the election outcome. Shareholders may not cumulate votes in the election of directors.

The remaining proposals each require that more shares are voted "for" the proposal than "against" it. Abstentions and broker non-votes, if any, are not considered votes cast on these proposals and will have no effect on the outcome.

Q:	Who may attend the Annual Meeting?

A:
Any shareholder of record as of March 19, 2015, may attend. If you own shares through a bank, broker or other nominee, please obtain a letter, account statement, or other evidence of your ownership as of that date. Directions to the Annual Meeting from the Salt Lake City International Airport are: Merge onto I-80 Eastbound; exit at 600 South; turn left onto State Street and head north to 333 South State Street (on the east side).

Q:	How will my vote be handled on other matters?

A:
The Company's Bylaws limit the matters presented at the Annual Meeting to those in the Notice of Annual Meeting of Shareholders, matters properly presented by the Board of Directors, and those presented by shareholders if written notice of the matter is given to the Corporate Secretary at least 90 days, but not more than 120 days, prior to the anniversary date of the prior year's Annual Meeting. (See "Other Matters" below for details of the Company's Bylaw requirements.) No other matter is expected to come before the Annual Meeting. If another matter is presented at the Annual Meeting, your signed proxy gives the named proxies authority to vote your shares at their discretion.

Q:	How do I revoke a proxy?

A:
You may revoke your proxy by submitting a new proxy with a later date, including a proxy given online or by phone. You also may notify the Corporate Secretary before the Annual Meeting by mail at the address shown on the Notice of Annual Meeting of Shareholders. If you attend the Annual Meeting and vote by ballot, any previously submitted proxy is revoked.

Q:	Who pays for the solicitation?

A:
The Company pays for proxy solicitation and reimburses banks, brokers, and other custodians for reasonable charges to forward materials to beneficial holders. The Company hired Georgeson Inc. as a proxy solicitor to assist with proxy material preparation and vote solicitation. Questar will pay Georgeson a $15,295 fee, plus customary costs and expenses for these services, and it has agreed to indemnify Georgeson against certain liabilities specific to this engagement.

Questar Corporation 2015 Proxy Statement 5

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board has nominated eight directors for election at the Annual Meeting. The elected directors will hold office until the next Annual Meeting or until their successors are elected and qualified. All nominees are currently Questar directors elected by shareholders at the 2014 Annual Meeting of Shareholders, except for James T. McManus, II.

Mr. McManus was appointed to the Board in October 2014, replacing former director Keith O. Rattie who retired. Mr. McManus was brought to the Governance and Nominating Committee's attention by our Chairman, President and Chief Executive Officer. After reviewing Mr. McManus' qualifications and abilities, including his extensive experience in oil and gas development and particularly his long-term leadership of Energen Corporation, the Board approved his appointment effective October 1, 2014. His qualifications and background are described below.

In addition to Mr. McManus, the Board also nominated Teresa Beck, Laurence M. Downes, Christopher A. Helms, Ronald W. Jibson, Rebecca Ranich, Harris H. Simmons and Bruce A. Williamson for election as directors at the Annual Meeting. Current director R. D. Cash has reached the mandatory retirement age pursuant to the Company's director retirement policy and is retiring when his term expires at the Annual Meeting.

Elected nominees will hold office for one-year terms expiring at the 2016 Annual Meeting of Shareholders. Each nominee has consented to being named in this Proxy Statement and to serve as a director, if elected.

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE

Questar is a Rockies-based integrated natural gas holding company with three main complementary lines of business operating through three principal subsidiaries:

•
Questar Gas Company ("Questar Gas") provides retail natural gas distribution to residential, industrial and commercial customers in Utah, southwestern Wyoming and southeastern Idaho, at gas rates historically among the lowest in the nation.

•
Wexpro Company ("Wexpro"), our unique subsidiary, develops and produces most of its natural gas from reserves contractually dedicated to Questar Gas under a 1981 agreement, known as the "Wexpro Agreement." Wexpro produces and delivers the natural gas to Questar Gas at its cost of service, which includes a competitive return.

•
Questar Pipeline Company ("Questar Pipeline") provides FERC-regulated interstate natural gas transportation, underground storage services, and other energy services primarily in Utah, Wyoming and Colorado.

In 2012, Questar also formed Questar Fueling Company to develop, own and operate unregulated compressed natural gas fueling facilities, primarily for large trucking fleets. In 2013, Questar formed Wexpro Development Company to acquire oil and gas properties for potential inclusion under the new Wexpro II Agreement, that was approved in late 2013 by Utah and Wyoming state public service commissions, to also provide natural gas on a cost-of-service basis to Questar Gas customers. Wexpro is also pursuing other cost-of-service arrangements with third parties.
Questar benefits from directors with knowledge and expertise in the financial, operational and engineering aspects of natural gas development, transmission and local distribution. In addition, Questar benefits from a diverse slate of directors with broad backgrounds in energy and natural resources, finance, legal, risk management, manufacturing, consumer retail, insurance as well as experience with political, educational, social and environmental issues. Key criteria and qualifications that the Governance and Nominating Committee use in annually reviewing the qualifications and abilities of each director, as well as any nominees, include: experience as a public company senior officer or extensive finance or accounting experience; leadership skills to serve as a committee chair and provide guidance on corporate governance and compensation practices; willingness to commit time and energy to serve as a director; experience in the Company's lines of business or understanding of Questar's business environment; ability to exercise independent judgment and mature analysis; and a reputation for integrity. The Board considers board diversity as part of the total picture when determining director qualifications.
Each nominee's biographical information appears below, and includes specific qualifications, experience, skills and expertise considered by the Governance and Nominating Committee. The nominees have engaged in the same principal occupation for the past five years unless otherwise indicated. Ages are current as of December 31, 2014.

Questar Corporation 2015 Proxy Statement 6

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED BELOW.

Teresa Beck age 60	Director since 1999 Finance and Audit Committee Governance and Nominating Committee Management Performance Committee (Chair)
Ms. Beck served as President of American Stores Co., a supermarket and drugstore holding company, from 1998 to 1999, and as American Stores' Chief Financial Officer from 1993 to 1998. Prior to joining American Stores, Ms. Beck served as an audit manager for Ernst & Young LLP.

Outside boards: Ms. Beck has served as a director of Albertsons Inc., Amylin Pharmaceuticals, Inc., ICOS Corporation, and Lexmark International, Inc. Ms. Beck also is a director of the Nature Conservancy and the Nature Conservancy of Utah, and serves on the University of Utah's National Advisory Council.

Director qualifications, attributes, skills and experience: Ms. Beck brings to the Board significant executive, financial and public company director experience. Ms. Beck has chaired audit committees for two other public companies and chaired the nominations committee for another public company. Ms. Beck also brings a broad background in environmental, health and educational areas.

Laurence M. Downes age 57	Director since 2010 Governance and Nominating Committee (Chair) Management Performance Committee
Mr. Downes has been with New Jersey Resources Corporation, a retail and wholesale energy company, since 1985. He has served as New Jersey Resources' President and Chief Executive Officer since 1995 and its Chairman of the Board since 1996.

Outside boards: In addition to serving as Chairman of New Jersey Resources, Mr. Downes is a director and past chairman of the American Gas Association; trustee of the Natural Gas Council; and member of the Board of the New Jersey Economic Development Authority, as well as a trustee of the American Gas Foundation.

Director qualifications, attributes, skills and experience: Mr. Downes brings to the Board significant executive leadership and public company director experience. From his years as an executive and director of New Jersey Resources, Mr. Downes has extensive knowledge in the areas of business strategy, safety, risk oversight, management and corporate governance. He also has significant financial expertise as well as a wealth of experience and knowledge in the energy industry, particularly the natural gas utility business. Mr. Downes' board positions at natural gas trade organizations have positioned him to bring industry knowledge to our Board.

Questar Corporation 2015 Proxy Statement 7

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Christopher A. Helms age 60	Director since 2013 Finance and Audit Committee Governance and Nominating Committee
Mr. Helms is the founder and Chief Executive Officer of US Shale Energy Advisors LLC, providing advisory services on issues arising out of North American shale developments. Prior to his 2012 retirement, Mr. Helms was Executive Vice President and Group Chief Executive Officer of NiSource Inc., and Chief Executive Officer and Executive Director of NiSource Gas Transmission and Storage (2005-2011). Prior to NiSource, Mr. Helms was the President and Chief Executive Officer of CMS Panhandle Companies, wholly-owned by CMS Energy Corporation (1999-2003); and from 1990 to 1999, held various positions of increasing responsibility with Duke Energy Corporation.

Outside boards: Mr. Helms serves as a director of Range Resources Corporation; MPLX GP LLC, a midstream crude oil and products pipeline limited partnership formed by Marathon Petroleum Corporation; and Coskata, Inc., a renewable energy company. He has previously served on the boards of the Millennium Pipeline Company LLC and Centennial Pipeline Company LLX. He also has served as a director of the Marcellus Shale Coalition; Vice Chair of the Interstate Natural Gas Association of America; and Chair of the Southern Gas Association.

Director qualifications, attributes, skills and experience: Mr. Helms brings to the Board strong executive leadership and strategic management skills. He has more than 37 years of experience in the industry, with extensive involvement in the midstream energy business including operations, joint ventures, mergers and acquisitions, which enables him to provide insight on issues impacting the Company's business. He also has experience and skills in the areas of law, corporate governance, finance, accounting, compliance, and strategic planning and risk oversight.

Ronald W. Jibson age 61	Director since 2010 Chairman since 2012
Mr. Jibson has served as the Company’s President and Chief Executive Officer and a director since June 2010. He was appointed Chairman of the Board effective July 1, 2012. Mr. Jibson is also Chairman, President and CEO of Wexpro, Chairman and CEO of Questar Gas and Chairman of Questar Pipeline.

Outside boards: Mr. Jibson serves as a director of IdaCorp, Inc. and its subsidiary Idaho Power, and National Fuel Gas Company. He is past chair of the Board of Directors of the American Gas Association and past chair of Western Energy Institute. He also serves on the Board of Gas Technology Institute, is Chair of Utah State University's Board of Trustees and past Chair of the Salt Lake Chamber Board of Governors and the Economic Development Corporation of Utah.

Director qualifications, attributes, skills and experience: Mr. Jibson brings to the Board 34 years of service at Questar, during which time he has gained extensive leadership and natural gas industry experience. As both Chairman of the Board and Questar's President and CEO, Mr. Jibson provides strong leadership and communicate to the Board on Questar's strategic business plans, operations, performance, regulatory issues and any other developments. With his participation in industry organizations, he brings a broad knowledge of the natural gas industry as well as current industry trends and developments.

Questar Corporation 2015 Proxy Statement 8

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

James T. McManus, II age 56	Director since Oct. 2014 Finance and Audit Committee Nominating and Governance Committee
Mr. McManus is Chairman, President and Chief Executive Officer of Energen Corporation, an oil and gas exploration and production (E&P) company. He has been employed by Energen and its subsidiaries in various capacities since 1986. He was elected CEO in July 2007 and Chairman in January 2008. In 1997 he became President of Energen Resources and, over the next decade, led the growth of the E&P company from a small niche player in coalbed methane development in Alabama to one of the top independent oil and gas producers in the United States. Prior to joining Energen, Mr. McManus worked for Price Waterhouse Coopers.

Outside boards: Mr. McManus serves on the board of the National Petroleum Council, American Gas Association, U.S. Oil and Gas Association, and American Exploration Production Council. He is past director of the Independent Producers Association of America, America’s Natural Gas Alliance (ANGA) and Gas Technology Institute.

Director qualifications, attributes, skills and experience. In addition to his extensive knowledge and experience in oil and gas development, Mr. McManus has broad business experience in the fields of leadership, management, utility distribution, regulatory affairs, corporate governance and public relations.

Rebecca Ranich age 57	Director since 2013 Finance and Audit Committee Management Performance Committee
Ms. Ranich is a former energy executive with more than 25 years of leadership experience in the energy industry. She was most recently a director with Deloitte Consulting LLP, where she led the firm's Federal Government Energy Advisory and Sustainability practice which focused on sustainable business practices, working with the federal government and industry clients advising on mitigating and managing risks related to energy supply/demand and climate-change issues. Prior to joining Deloitte Consulting, Ms. Ranich was responsible for a number of major oil and gas pipeline projects, including working at PSG International to develop/lead negotiations and implement the TransCaspian Gas pipeline; and as an executive with Michael Baker Corporation, a large U.S. engineering firm providing services for transportation, energy and infrastructure investments, with responsibility for Europe and former Soviet Union operations.

Outside boards: Ms. Ranich is currently Vice Chair of the Board of Directors for Gas Technology Institute, and is Chair of the Nominating Committee and member of the Investment Committee. Ms. Ranich is also a member of the National Petroleum Council and Global Advisory Committee for Earth Day Network's "Women and the Green Economy" Campaign.

Director qualifications, attributes, skills and experience: With her strong background and wealth of experience in energy development and risk management at the executive and operational levels, Ms. Ranich is well positioned to make significant Board contributions. Her addition brings greater diversity to the Board with her work on sustainable environmental practices and strong global industry experience. Ms. Ranich also brings to the Board her successful track record of establishing, building and leading businesses.

Questar Corporation 2015 Proxy Statement 9

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Harris H. Simmons age 60	Director since 1992 Finance and Audit Committee Governance and Nominating Committee Lead Director since May 2013
Mr. Simmons has served as President and Chief Executive Officer of Zions Bancorporation(Zions), a bank holding company, since 1990 and as Chairman of Zions’ Board since 2002. He has served in a variety of positions at Zions and Zions First National Bank for more than 32 years, including Chief Financial Officer for Zions for five years. Zions is a financial services company that operates about 470 full-service banking offices in 10 states.

Outside boards: Mr. Simmons serves as a director and member of the audit committee of O. C. Tanner Company and a director and member of the audit and compensation committees of National Life Group. He is past chair of the American Bankers Association and a member of the Financial Services Roundtable.

Director qualifications, attributes, skills and experience: Mr. Simmons brings extensive financial, executive management and public company director experience, as well as intimate knowledge of the community, public and political environment in which the Company operates its utility business. His local knowledge helps the Board understand the perspective of the Company's utility customers.

Bruce A. Williamson age 55	Director since 2006 Finance and Audit Committee (Chair) Management Performance Committee
Mr. Williamson is the President and Chief Executive Officer and a director of Cleco Corporation, an energy services company. Prior to joining Cleco in 2011, Mr. Williamson served as Dynegy Inc.'s President and Chief Executive Officer and a director from 2002 to 2011 and as Chairman of Dynegy's Board of Directors from 2004 to 2011. Mr. Williamson served as Senior Vice President Finance & Corporate Development at PanEnergy Corporation and led the negotiations of the merger with Duke Energy where he became President and Chief Executive Officer of Duke Energy Global Markets. He began his career with Shell Oil Company where he advanced to Treasurer.

Outside boards: In addition to serving as director of Cleco, Mr. Williamson is currently a director of Southcross Energy. He was formerly a director of Dynegy Inc. Mr. Williamson also is on the Dean's Board of the University of Houston.

Director qualifications, attributes, skills and experience: Mr. Williamson brings extensive experience in executive management as well as a over 30-year career in virtually all facets of the energy industry, including exploration, production, midstream and downstream pipelines and electric power. He also has significant experience in finance, mergers and acquisitions and restructuring transactions.

Questar Corporation 2015 Proxy Statement 10

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Company is committed to strong corporate governance. The Board has established Corporate Governance Guidelines that include information regarding the Board's role and responsibilities, director qualifications and determination of director independence, as well as the establishment of Board committees. Each committee also is governed by a separate charter defining its roles and responsibilities. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines, committee charters and other governance materials as it deems necessary and appropriate.

GOVERNANCE HIGHLIGHTS

•	Annual election of all directors by majority vote

•	Seven of the eight director nominees are independent

•	Independent lead director

•	Independent audit, compensation and governance committees

•	Regular executive sessions of independent directors

•	All directors attended at least 75 percent of meetings

•	Annual board and committee self-evaluations

BOARD LEADERSHIP STRUCTURE

The Company's governance documents allow the Board to select the appropriate leadership structure for Questar. The Board believes that while there is no single model that is most effective in all circumstances, the shareholders’ interests are best served by allowing the Board flexibility in determining the optimal organizational structure at a given time. This includes determining if the Chairman role should be held by an independent director or by the CEO serving on the Board. Board members possess considerable experience and unique knowledge of Questar's challenges and opportunities, and are in the best position to evaluate how to effectively organize director and management roles to meet Company needs.
The current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Director, and strong, active independent directors. Mr. Jibson, as Chairman and CEO, has more than 34 years of service with the Company in a variety of positions of increasing responsibility and leadership, and holds senior leadership positions in organizations in the community and industry. As the primary individual responsible for day-to-day management of business operations, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Questar believes Mr. Jibson's combined roles as CEO and Chairman allow the Board to benefit from his insight and perspective regarding Company affairs, risks and opportunities during deliberations.
Lead Independent Director
To ensure that the independent directors play a leading role in our current leadership structure, pursuant to the Corporate Governance Guidelines, the Board's independent directors have designated Mr. Simmons as our Lead Director. The Lead Director supports the independent directors by providing leadership to them and working closely with the Chairman of the Board and CEO. Among other powers and responsibilities, the Lead Director:

•	Presides over the executive sessions of the independent directors

•
Collaborates with the Chairman and CEO and Corporate Secretary on setting the annual calendar for all regular Board and committee meetings, as well as setting agendas for all Board and committee meetings

•	Maintains close contact with Board committee chairs

•	Facilitates communication between the directors and the CEO

•	Communicates the results of the Board's CEO evaluation to the CEO
The Board believes this leadership structure provides a well-functioning, effective balance between strong Company leadership and productive Board meetings, with appropriate safeguards and oversight by independent directors.

Questar Corporation 2015 Proxy Statement 11

CORPORATE GOVERNANCE

BOARD MEETINGS AND COMMITTEES

In 2014, the Board held four regular meetings. Board committees held 14 meetings. All directors attended at least 75 percent of the Board and their assigned committee meetings. The directors are expected to attend the Company's Annual Meeting. All directors attended our 2014 Annual Meeting of Shareholders.

The Board has three standing committees: audit (Finance and Audit); nominating (Governance and Nominating); and compensation (Management Performance). Only independent directors serve on the committees, which are governed by written charters. The charters, along with Questar’s Business Ethics and Compliance Policy and Corporate Governance Guidelines, are available on the Company's website at http://investor.shareholder.com/questarcorp/documents.cfm and in print without charge at any shareholder’s request to the Corporate Secretary.

The table below lists the committee members and chairs as of December 31, 2014, as well as the total number of meetings held.

Director	Finance and Audit	Management Performance	Governance and Nominating
Teresa Beck	X	Chair	X
R. D. Cash
Laurence M. Downes		X	Chair
Christopher A. Helms	X		X
Ronald W. Jibson
James T. McManus, II	X		X
Rebecca Ranich	X	X
Harris H. Simmons	X		X
Bruce A. Williamson	Chair	X

Number of committee meetings	5	5	4

Finance and Audit Committee
The Finance and Audit Committee reviews auditing, accounting, financial reporting, risk management and internal control functions; appoints the Company's independent auditor; monitors financing requirements, dividend policy and investor-relations activities; and oversees compliance activities. The Board has determined that each Finance and Audit Committee member meets the independence requirements of the NYSE and the SEC rules, meets the NYSE's financial literacy requirements and, except for Ms. Ranich, qualifies as an audit committee financial expert as defined by the SEC. The Finance and Audit Committee frequently meets in executive sessions with our independent and internal auditors.

Governance and Nominating Committee
The Governance and Nominating Committee functions as our nominating committee and is responsible for governance activities, particularly board and committee evaluations and committee assignments. All members are independent directors.
The Governance and Nominating Committee determines the criteria for director nominees, including nominees recommended by shareholders and self-nominees. The Governance and Nominating Committee also considers shareholder nominations using the criteria as described above in the Election of Directors section. Shareholders interested in submitting names of candidates who satisfy most or all of the above criteria should submit written notice of the candidates' names and qualifications to the Governance and Nominating Committee chair at the Company's address. Nomination letters are forwarded to the Committee chair without screening.
Nomination of New Director -- During 2014, the Governance and Nominating Committee devoted time and effort reviewing Mr. McManus' qualifications based on the Chairman and CEO's recommendation. Considering the qualifications described above, the Committee recommended to the Board that Mr. McManus' be appointed as a director.

Questar Corporation 2015 Proxy Statement 12

CORPORATE GOVERNANCE

Management Performance Committee

The Management Performance Committee (the "MPC") serves as Questar’s compensation committee and is responsible for various aspects of Questar's executive compensation program including:

•
Reviewing the recommended base salaries as well as the annual and long-term incentive award opportunities for our President and CEO and other officers, considering the competitiveness of each officer's total compensation package

•	Reviewing and selecting the Company's peer group for compensation benchmarking purposes

•	Reviewing the recommended financial and operating goals and objectives for the short and long-term incentive programs, and verifying the achievement of these goals

•	Administering our equity-based and other executive compensation plans

For additional information on the MPC's executive compensation-related activities, see the "Compensation Discussion and Analysis" (the "CD&A") section of this Proxy Statement. The MPC also oversees Board compensation decisions. It frequently reviews leadership development and succession planning, with the full Board's regular review of executive succession planning. The MPC chair works with the Company's CEO and Corporate Secretary to establish MPC meeting agendas. The MPC frequently meets in executive session to discuss and approve compensation decisions, particularly with respect to the CEO. All independent Board members also must approve the CEO's total compensation. The MPC reports regularly to the Board on its activities.
Management Performance Committee Interlocks and Insider Participation

The 2014 MPC members were Messrs. Downes and Williamson, Ms. Ranich and Ms. Beck as Chair. No Company officer or other employee has been an MPC member. Additionally, no MPC member had any relationship with Questar requiring disclosure under Item 404 of Regulation S-K. No Company executive officer has served on the compensation committee of any other entity that has or has had one or more executive officers who served as a MPC member during the 2014 fiscal year.

INDEPENDENCE AND RELATED-PERSON TRANSACTIONS

Director Independence

The Board affirmatively determined that all Company directors, with the exception of Mr. Jibson, are independent as defined by the NYSE. The criteria used to determine independence are listed in Questar's Corporate Governance Guidelines which are available on Questar’s website at http://investor.shareholder.com/questarcorp/documentdisplay.cfm?DocumentID=3883. The Company determined that a director can be considered independent even if he or she has a relationship with a company or other entity that purchases natural gas from Questar Gas at regulated rates. The Board determines director independence by considering the director's responses to questionnaires and other information from internal records.

Related-Person Transactions

There are no relationships or related-person transactions between the Company and any of its directors or officers that must be disclosed under federal securities laws. Questar requires executive officers and directors to report to the Corporate Secretary any event or anticipated event that may qualify as a related-person transaction under Section 404(b) of Regulation S-K. The Corporate Secretary reports those transactions to the Finance and Audit Committee. Questar also collects information from annual questionnaires sent to officers and directors that reveal related-person transactions. If a report or questionnaire shows a potential related-person transaction, it is investigated according to Questar's Business Ethics and Compliance Policy. The Board’s Finance and Audit Committee reviews such transactions to determine if they conflict with Questar’s best interests, impact a director’s independence or conflict with the Business Ethics and Compliance Policy. If a related-person transaction is completed, the Finance and Audit Committee determines if it requires rescission of the transaction, disciplinary action or reevaluation of a director’s independence.

DIRECTOR RETIREMENT POLICY

The Board's retirement policy allows an outside director to serve until the Annual Meeting following his or her 72nd birthday. Mr. Cash will retire at this Annual Meeting due to the policy. The Board otherwise does not limit the number of terms a director may serve.

Questar Corporation 2015 Proxy Statement 13

THE BOARDS ROLE IN RISK OVERSIGHT

THE BOARD'S ROLE IN RISK OVERSIGHT

The Company has an enterprise risk management program (the "ERM Program") to identify risks across Questar, assess the likelihood and potential impact of these risks and develop and monitor strategies to prevent, mitigate or manage them. The ERM Program's goal is to maintain a high level of awareness and control over operational, financial, environmental, compliance, strategic, cyber and other risks that could adversely affect achieving Questar's business objectives. The ERM Program is administered by the Chief Risk Officer and General Counsel.
The full Board is responsible for overseeing and reviewing with management the ERM Program, including actions taken to identify, assess and mitigate risks. The Chief Risk Officer and General Counsel make semi-annual Board presentations about the ERM Program. The Board can question management about the ERM Program's effectiveness, the elements of the risk-management framework and specific risk mitigation strategies implemented. Management also provides regular Board updates on specific risks and mitigation strategies during the Board's review of the annual corporate capital and operating budgets, corporate strategy, and any new business opportunities as well as in other reports to the Board and its committees. Additional review, or reporting on, specific enterprise risks is conducted as needed or as requested by the Board or a committee.

Each Board committee is tasked with the risk oversight relevant to its areas of responsibility:

Finance and Audit Committee – The Finance and Audit Committee has primary responsibility for oversight and evaluation of the Company's financial and compliance risks. It oversees the independent auditor, internal audit, financial reporting, and compliance with Questar's Business Ethics and Compliance Policy. The Finance and Audit Committee regularly asks management, internal audit staff and Questar's independent auditor about financial risks or exposures, including financial statement risks. It provides quarterly reviews of financial, internal controls, credit, compliance, security, legal and regulatory risks that may have material adverse effects on Questar.

Governance and Nominating Committee – The Governance and Nominating Committee oversees risks associated with corporate governance, including corporate governance practices, Board and committee leadership structure and composition as well as director qualifications and independence. The Governance and Nominating Committee reviews compliance with Questar's Corporate Governance Guidelines and changes or amendments to the Guidelines or to any committee charters.

Management Performance Committee – The MPC oversees compensation and human resources risks. The MPC, with an independent compensation consultant's assistance, periodically reviews the compensation programs to ensure they do not promote excessive risk. The MPC uses the risk assessment to determine that Questar’s compensation practices and policies do not create risks that are reasonably likely to have material adverse effects on the Company. The MPC determined in 2014 that the compensation policies and programs are balanced across multiple financial and operating metrics and time periods, thus supporting sound risk management.

Questar Corporation 2015 Proxy Statement 14

COMMUNICATION WITH DIRECTORS

COMMUNICATION WITH DIRECTORS

Any Questar shareholder or other interested party may send communications to Questar's Board, including the independent directors as a group, the Lead Director or other individual Board members, by submitting communications to the following:

Julie A. Wray
Corporate Secretary
Questar Corporation
P.O. Box 45433
Salt Lake City, UT 84145-0433

The Board's independent directors have designated the Corporate Secretary to receive and process written communications addressed to directors. The Corporate Secretary will timely forward any written communication directly to the designated director(s), or to the Lead Director for communication relating to the entire Board. The Corporate Secretary has authority to discard solicitations, advertisements or other inappropriate communications.

Questar Corporation 2015 Proxy Statement 15

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified Board candidates. The MPC annually reviews fees and retainers paid to directors and recommends changes to the Board. An independent executive compensation consultant, Meridian Partners LLC (Meridian), also assists in reviewing of director compensation by providing benchmark compensation data and recommendations for compensation-program design. Company employees who serve as directors do not receive payment for those services.
Non-employee directors received the following 2014 cash retainers:

Description	Fees ($)
Annual board member retainer	70,000
Additional lead director retainer	15,000
Additional retainer for chair, Finance and Audit Committee and Management Performance Committee	15,000
Additional retainer for chair, Governance and Nominating Committee	10,000

Directors may receive their fees in cash or they may defer receiving all fees according to the Questar Corporation Deferred Compensation Plan for Directors (the Director Deferred Compensation Plan) described below.
DIRECTOR EQUITY UNDER LONG-TERM STOCK INCENTIVE PLAN
Questar's Long-term Stock Incentive Plan (the "Stock Plan") allows directors to receive stock options, stock appreciation rights, restricted stock and/or restricted stock units ("RSUs") and other awards referenced to our common stock. In 2014, directors received grants of RSUs. Directors may defer all, but not less than all, of the equity awarded to them according to the Director Deferred Compensation Plan.
DIRECTOR DEFERRED COMPENSATION PLAN
Non-employee directors can participate in the Director Deferred Compensation Plan, that allows them to defer their cash and equity compensation. For the deferral of cash fees, directors can elect to have them accounted for with “phantom shares” of Questar's common stock, or have them credited with interest as if invested in long-term certificates of deposit. Directors also may elect to defer their RSUs ("Deferred RSUs"). Both phantom shares and Deferred RSUs are credited with dividend equivalents. Phantom stock balances are paid in cash when a director retires, and Deferred RSUs are paid in company stock. The following 2014 fees and equity grants were received by individual directors:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Teresa Beck	85,000	100,017	185,017
R. D. Cash	70,000	100,017	170,017
Laurence M. Downes	80,000	100,017	180,017
Christopher A. Helms	70,000	100,017	170,017
James T. McManus II	17,500	39,055	56,555
Rebecca Ranich	70,000	100,017	170,017
Keith O. Rattie	27,518	100,017	127,535
Harris H. Simmons	85,000	100,017	185,017
Bruce A. Williamson	85,000	100,017	185,017

[1]	Messrs. McManus and Rattie received only a pro-rated portion of their fees due to the shorter time period they served on the Board in 2014.

[2]
On February 11, 2014, each director (except Mr. McManus) received a grant of 4,238 RSUs with a grant date value of $100,017. The awards vested on March 5, 2015. Effective the date he began his service, Mr. McManus received the same RSU grant pro-rated for the shorter time period he would serve on the Board over the vesting period. The Committee approved the accelerated vesting of Mr. Rattie's RSU award on

Questar Corporation 2015 Proxy Statement 16

DIRECTOR COMPENSATION

his retirement date. Directors held the following aggregate options and stock awards (or phantom shares and dividend equivalents) as of December 31, 2014:

Name	Vested Options (#)	Unvested RSUs/Deferred RSUs (#)	Vested Phantom Shares* (#)
Teresa Beck		4,238	128,742
R. D. Cash		4,238	17,488
Laurence M. Downes		4,238	40,481
Christopher A. Helms		4,238
James T. McManus II		1,764
Rebecca Ranich		4,238	3,604
Keith O. Rattie**	302,174
Harris H. Simmons		4,238	304,944
Bruce A. Williamson		4,238	105,835

* Prior to 2014, directors who elected to defer their equity award received "phantom restricted shares" of Questar common stock. Similar to the phantom shares for deferred fees, the phantom restricted shares, once vested, are payable to the director in cash upon termination of service as a director. The vested phantom shares disclosed reflect both phantom restricted shares and phantom shares for deferred fees.
** Mr. Rattie's options reflect awards he received as a Company officer.

Stock-Ownership Guidelines. The Board has adopted stock-ownership guidelines for outside directors of five times their annual cash board retainers after serving five years on the Board. The stock ownership requirement is $350,000 based on the current cash retainer. Phantom stock units, Deferred RSUs and phantom restricted shares count toward the total shares held. All directors currently comply, or are on track to comply, with these guidelines.
Other Benefits. Directors participate in the Business Accident Insurance Plan that provides a benefit of up to $150,000 to the survivor of any director who dies, becomes totally disabled or suffers dismemberment due to an accident while traveling on Company business.

Questar Corporation 2015 Proxy Statement 17

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists Company shares beneficially owned by each director, named executive officer and all directors and executive officers as a group as of March 12, 2015. Each person has sole voting and investment power over the shares shown in the table except as noted.

Name	Number of Shares Owned[1,2]	Right to Acquire[3]	Total Shares Beneficially Owned[4]
Teresa Beck	19,513		19,513
R. Allan Bradley	74,469	58,000	132,469
R. D. Cash[5]	989,138		989,138
Laurence M. Downes	14,065		14,065
Kevin W. Hadlock	28,073		28,073
Christopher A. Helms	8,838		8,838
Thomas C. Jepperson	206,743		206,743
Ronald W. Jibson[6]	177,984	37,000	214,984
James R. Livsey	18,211		18,211
James T. McManus, II	6,764		6,764
Rebecca Ranich	1,806		1,806
Harris H. Simmons	128,380		128,380
Bruce A. Williamson	28,000		28,000
All directors and executive officers (19 individuals including those listed above)	1,934,352	112,400	2,046,752

[1]
Questar's executive officers have shares of Company stock held for their accounts in the Questar Corporation 401(k) Retirement Income Plan as follows: Mr. Bradley 29; Mr. Jepperson 13,930; Mr. Jibson 40,707; and Mr. Livsey 5.

[2]
The shares reported do not include unvested RSUs that do not have any voting or investment power; or Deferred RSUs or phantom shares held through the deferred compensation plans available to Questar's directors and officers. The RSUs, Deferred RSUs and phantom shares held by directors and executives as of March 12, 2015, are:

Name	Unvested RSUs	Deferred RSUs	Phantom Shares
Teresa Beck		8,469	129,911
R. Allan Bradley	33,586		52,493
R. D. Cash		4,097	17,488
Laurence M. Downes		8,469	20,824
Kevin W. Hadlock	16,406		9,001
Christopher A. Helms	4,097
Thomas C. Jepperson	26,383		69,686
Ronald W. Jibson	63,329		43,464
James R. Livsey	34,131		19,282
James T. McManus, II	4,097
Rebecca Ranich		8,469	3,637
Harris H. Simmons		8,469	307,714
Bruce A. Williamson		8,469	106,796

[3]	Shares that can be acquired by exercising stock options on or within 60 days after March 12, 2015.

Questar Corporation 2015 Proxy Statement 18

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL HOLDERS

[4]
No individual director or executive officer beneficially owns at least or more than one percent of the shares outstanding as of March 12, 2015. The total shares beneficially owned by all directors and executive officers as a group equals 1.16 percent of the outstanding shares. The beneficial ownership percentage is calculated according to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

[5]
Includes 570,922 shares held indirectly by Mr. Cash in a family limited partnership; 326,804 shares held in a private foundation; 35,636 shares held in a family trust; 21,076 shares held in a second family trust; and 200 shares held as custodian for a minor under the Gift to Minors Act.

[6]
Includes 37,145 shares held indirectly by Mr. Jibson in a family trust. Mr. Jibson also is the Chairman of the Board of Trustees of the Questar Corporation Education Foundation, the Questar Corporation Arts Foundation, and the Questar Corporation Native American Scholarship Foundation, three nonprofit corporations that own a total of 146,339 shares as of March 12, 2015. As Chairman of these foundations, Mr. Jibson has voting power for these shares, but disclaims any beneficial ownership. These shares are not included in the total opposite his name.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS

The following table lists each person or group known by the Company to beneficially own at least five percent of its outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares and Nature of Beneficial Ownership[1]	Percent of Class[1]
JPMorgan Chase & Co.[2] 270 Park Ave. New York, NY 10017	14,824,066	8.40%
BlackRock Inc.[3] 55 East 52nd Street New York, NY 10022	14,524,979	8.30%
State Street Corporation[4] One Lincoln St. Boston, MA 02111	12,691,968	7.20%
Vanguard Group Inc.[5] 100 Vanguard Blvd. Malvern, PA 19355	11,239,716	6.41%
Parnassus Investments[6] 1 Market Street, #1600 San Francisco, CA 94105	9,613,341	5.49%

[1]
The number of shares beneficially owned and percent of class are as reported by the applicable principal shareholder to the SEC, and reflect holdings as of December 31, 2014. The number of shares owned by each principal shareholder may have changed since the SEC filing date.

[2]
As reported on Schedule 13G/A filed with the SEC on January 20, 2015. The filing indicates that of the referenced shares, JPMorgan Chase & Co. held sole voting power of 13,756,619 shares, shared voting power of 78,540 shares, sole dispositive power of 14,738,859 shares and shared dispositive power of 85,207 shares.

[3]
As reported on Schedule 13G/A filed with the SEC on January 23, 2015. The filing indicates that of the referenced shares, BlackRock Inc. held sole voting power of 13,739,224 shares and sole dispositive power of all the shares.

[4]
As reported on Schedule 13G filed with the SEC on February 12, 2015. The filing indicates that State Street Corporation held shared voting power and shared dispositive power of all the referenced shares.

[5]
As reported on Schedule 13G/A filed with the SEC on February 10, 2015. The filing indicates that of the referenced shares, Vanguard Group Inc. held sole voting power of 128,533 shares, sole dispositive power of 11,137,483 shares and shared dispositive power of 102,233 shares.

[6]
As reported on Schedule 13G/A filed with the SEC on February 12, 2015. The filing indicates that Parnassus Investments held sole voting power and sole dispositive power of all of the referenced shares.

Questar Corporation 2015 Proxy Statement 19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, the Company's directors, certain executive officers and persons who own more than 10 percent of Questar's stock must file ownership reports and ownership changes with the SEC and NYSE. The Company also must receive copies of these reports. Questar's Corporate Secretary prepares and files reports for directors and executive officers based on information known and otherwise supplied. Based on a review of this information and responses to director and officer questionnaires, the Company believes that all 2014 filing requirements were satisfied except for four Form 4s that should have been filed by Ms. Beck in March, June, September and December representing dividend equivalent rights associated with RSUs granted to Ms. Beck on February 11, 2014. Due to an administrative error, the dividend equivalent rights were paid in cash instead of additional units as elected by Ms. Beck. Ms. Beck returned the cash amounts to Questar in exchange for additional units. Ms. Beck filed a Form 4 on December 31, 2014 to report the receipt of additional dividend equivalent units.

Questar Corporation 2015 Proxy Statement 20

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This executive compensation program discussion and analysis should be read in conjunction with the tables and text below that describe the compensation awarded to, earned by or paid to the named executive officers described below.

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis (the "CD&A") explains the principles, objectives and features of our executive compensation program. It also describes actions taken by the Management Performance Committee (the "MPC") to further align the interests of our named executive officers with Questar's corporate objectives and our shareholders' interests. This section also provides an understanding of how the MPC's pay decisions relate to 2014 Company performance. Although Questar’s executive compensation program generally applies to each executive officer, this CD&A focuses primarily on the program as applied to the CEO and other officers included in the Summary Compensation Table, who are collectively referred to in this Proxy Statement as the named executive officers. Questar's named executive officers for the fiscal year ending December 31, 2014 are:

Name	Title
Ronald W. Jibson	Chairman, President and Chief Executive Officer
Kevin W. Hadlock	Executive Vice President and Chief Financial Officer
James R. Livsey	Executive Vice President, Chief Operating Officer, Wexpro
R. Allan Bradley	Executive Vice President, President and Chief Executive Officer, Questar Pipeline
Thomas C. Jepperson	Executive Vice President and General Counsel*

1 This reflects Mr. Jepperson's title in 2014. Effective March 1, 2015, Mr. Jepperson was promoted to Questar's Chief Operating Officer.

Executive Pay and Company Performance

In addition to other objectives, the MPC believes executive compensation should have a strong tie to Company performance, including not only operating performance, but also to shareholder return over time on an absolute basis and relative to peer companies.

2014 Company Performance Review – Our executive leadership team again led the delivery of strong 2014 results. Questar delivered record 2014 earnings of $1.29 per diluted share, a 7 percent increase over adjusted 2013. The 2014 return on average common equity was 18.5 percent, which continues to be industry leading. Dividend growth remained strong, with a 7 percent increase in 2014 dividends paid. Questar was recognized by Public Utilities Fortnightly in 2014 as the leading U.S. energy company in its "Fortnightly 40 Survey" publication. All of Questar's businesses executed well. Highlights include:
Questar Gas:

•	Questar Gas posted record net income for the fifth straight year, rising 5 percent, to $55.2 million. On a financial basis, our utility earned a return on equity of 9.4 percent.

•
During 2014, Questar Gas invested $68.2 million in an ambitious multi-year program to replace aging high-pressure feeder and intermediate high-pressure belt lines. We expect annual investments of $65 million in this program, and we begin earning on these assets shortly after they are placed into service.

•
Questar Gas employees continued to perform exceptionally well in meeting customer needs. J.D. Power recently recognized Questar Gas as the top gas utility in the West in their Business Customer Satisfaction survey.

Wexpro:

•	Wexpro achieved record net income of $122.8 million, an 11 percent increase over 2013. Wexpro’s investment base also increased by $59.3 million, or 10 percent, to $649 million.

•
Wexpro received regulatory approval to include its 2013 acquisition in the Vermillion Basin's Trail Unit under the "Wexpro II Agreement," which allows Wexpro to add and develop new cost-of-service properties.

Questar Corporation 2015 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS

•	Late in 2014, Wexpro acquired the remaining ownership interest in the Canyon Creek Unit of the Vermillion Basin, adding an estimated 40 billion cubic feet equivalent of net proved-developed reserves.
Questar Pipeline:

•	Questar Pipeline reported net income of $60.6 million and EBITDA of $177.3 million, remarkably matching 2013’s earnings, despite cost pressures and declining commodity prices.

•	Questar Pipeline also reduced its operating and administrative costs by a combined 7 percent.
Questar Fueling:

•
In 2014, Questar Fueling opened three new fleet-refueling facilities in Dallas and DeSoto, Texas and Kansas City, Kansas. It has opened or plans to open six more compressed natural gas fueling facilities in 2015.

Company Performance and CEO Pay – This section highlights the directional relationship between the CEO's compensation and the value created for our shareholders based on Company performance during the past three years.

Absolute Total Shareholder Return. While our annual incentive payment is tied to a group of financial and operating metrics, the annual incentive payouts during the last three years have been consistent with Questar's shareholder value. The chart below compares the percent of target payout of the annual incentive paid to our CEO for the last three years to annualized total shareholder return (TSR) data assuming all dividends are reinvested. The CEO's compensation compared to TSR is:

THREE-YEAR CEO ANNUAL INCENTIVE COMPARED TO SHAREHOLDER RETURN

Relative Total Shareholder Return. Questar's TSR relative to peer companies selected in 2012 ranked 7th out of 15 for the three-year performance period January 1, 2012, through December 31, 2014. Based on this ranking, the named executive officers received target (100 percent) payout of their performance shares granted in 2012. Questar's TSR ranking as of December 31, 2014, for the other two outstanding performance periods – January 1, 2013, through December 31, 2015, and January 1, 2014, through December 31, 2016 – is on track to pay out below target. Additional information regarding the performance share awards is discussed below in "Components of Our Compensation Program."

The following chart shows a more complete view of total direct compensation (base salary, annual incentive and long-term equity compensation) by providing the CEO's current (as of December 31, 2014) "realized" and "realizable" pay compared to the CEO's target compensation set each year.

Questar Corporation 2015 Proxy Statement 22

COMPENSATION DISCUSSION AND ANALYSIS

TARGET1 CEO COMPENSATION COMPARED TO REALIZED/REALIZABLE2 COMPENSATION

[1]
Target amounts reflect actual base salary, target bonus, actual restricted stock or RSUs granted and target performance shares ("PSUs") awarded for the applicable year multiplied by the grant date stock price.

[2]
The amounts realized/realizable reflect amounts/shares actually paid/granted in the applicable year modified based on 1) for the annual bonus, the actual amount earned due to actual performance, 2) for restricted stock/RSUs, the shares granted multiplied by Questar's stock price as of December 31, 2014, and 3) for performance shares, the shares actually earned or on track to earn for all three performance periods based on performance and stock price as of December 31, 2014.

Results of 2014 Advisory Vote to Approve Executive Compensation

We held the third advisory vote on executive compensation at the 2014 Annual Meeting of Shareholders. Over 94 percent of votes cast favored this proposal. The MPC considered this favorable outcome and believed it conveyed shareholders' support of the MPC's decisions and the existing executive compensation programs. The Company will again hold an annual advisory vote to approve named executive officers compensation at the Annual Meeting. While the proposal vote is non-binding on the Company and Board and does not overrule a Company or Board decision, the MPC and Board value shareholders’ opinions. They consider the voting outcome when making future executive compensation decisions.

2014 Executive Compensation Program

The MPC made no material structural changes to our compensation programs or pay-for-performance philosophy when considering the shareholder's strongly favorable advisory vote on executive compensation. Long-term incentives for most of the named executive officers continued to consist of 50 percent time-based RSUs and 50 percent performance share awards, with performance criteria based upon TSR during a three-year period compared with our peer group. Mr. Jibson's long-term incentive was weighted to 60 percent to performance shares and 40 percent to RSUs to put more of his pay at risk. The MPC determined this program appropriately motivated executive officers to generate, and rewarded them for, shareholder-value creation.

Questar Corporation 2015 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS

The graph below shows components of the 2014 total target compensation opportunity for each named executive officer which highlights that a substantial part of the compensation is at risk and based on achieving specific performance measures.

2014 TOTAL TARGET COMPENSATION1

[1]
The percentages are based on the values stated in the 2014 Summary Compensation Table except 1) the target bonus is based on the 2014 target annual incentive set for each named executive officer, and 2) the performance shares are based on the target number of performance shares set for each named executive officer multiplied by the closing stock price on the grant date.

EXECUTIVE COMPENSATION PRACTICES

What we do:

•
Pay for performance – The MPC, comprised of only independent directors, ties a significant portion of each named executive officer's total direct compensation opportunity to near-term financial and operational results and long-term shareholder returns.

•
Annual executive compensation review – The MPC annually reviews all compensation elements provided to our named executive officers and, where appropriate, makes changes to incorporate current best practices.

•	Independent compensation consultant – The MPC has retained its own independent compensation consultant since 2006 to assist with annual review.

•	Annual benchmarking – The MPC reviews benchmark compensation data of Questar's peer group and generally targets compensation at the 50th percentile, although individual positioning varies.

•
Annual risk analysis – The MPC annually reviews, analyzes and considers if our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

•	Share-ownership guidelines – Questar has adopted share-ownership guidelines for all officers.

•	Minimal perquisites – The Company provides officers with only one perquisite – the opportunity for an executive fitness evaluation.

•	Clawback policy – Questar adopted a clawback policy in February 2014.

•	Double trigger under CIC – The Company's change-in-control (CIC) severance plan provides for cash payments after a change in control only if an officer also is terminated following the event.

New for 2015:

•
Double trigger for accelerated equity upon CIC – Effective for equity awards made on or after February 2015, unvested equity is accelerated due to a change in control only upon a double-triggering event.

•	Minimum Vesting – The Company's Board approved a minimum vesting period of at least 12 months for restricted stock and RSUs (with limited exceptions).

Questar Corporation 2015 Proxy Statement 24

COMPENSATION DISCUSSION AND ANALYSIS

•
Performance Share Payout – In February 2014 Questar's Board added an absolute total shareholder return (TSR) requirement to our Performance Shares which requires annualized TSR of at least 15 percent to earn the maximum award. Additionally, the award would be further reduced if TSR is negative.

What we don't do:

•	No employment agreements – Questar has no individual employment agreements with any officer.

•	No separate change-in-control agreements – All officers participate in the same change-in-control severance plan.

•	No excise tax gross-ups upon change in control – The Company does not provide excise tax gross-ups for severance benefits.

•	No short-sales or hedging of Questar's common stock, and no excessive pledging.

•	No repricing of underwater options.

QUESTAR'S GUIDING COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s executive compensation philosophy, set by the MPC, is designed to:

•	attract, motivate, reward and retain the management talent required to achieve Company objectives at compensation levels that are fair, equitable and competitive with comparable companies;

•	focus management efforts on short and long-term drivers of shareholder value;

•	tie a significant portion of executive compensation to Company long-term stock price performance and thus shareholder returns;

•	foster a results-oriented culture while enhancing Questar’s reputation for ethics, integrity and safety; and

•	create balance across multiple financial and operating metrics and time periods to support sound risk management.

In keeping with our philosophy, executive compensation generally is comprised of: base salary; annual short-term cash incentive awards based upon achieving business, financial and operational goals; long-term performance-based awards; and restricted stock awards. Compensation components are discussed in more detail below under "Components of Our Compensation Program."

Market Data and Peer Groups

Questar believes that compensation for executive officers who successfully enhance shareholder value should be competitive with compensation offered by similar publicly-held companies to successfully attract and retain high-quality executive talent. The Company uses a peer group of companies to: gather input to develop base salary ranges, annual incentive targets and long-term incentive award ranges; benchmark the form and mix of equity awarded to executives; and assess the competitiveness of executive officers' total direct compensation.

Peer Selection – The MPC annually reviews and analyzes the selected peer group. In peer group selection, the MPC considers companies with a comparable business mix of natural gas utility/distribution, midstream natural gas transportation and natural gas exploration and production businesses, as well as a comparable size regarding enterprise value, market capitalization, revenues and assets. Finding peer companies is difficult to Questar's integrated mix of three businesses, particularly Wexpro's unique nature and very few companies operate in all three industry segments. The MPC uses a more customized approach because it believes that enterprise value rather than revenues better reflects comparable peers, given the diverse business operations of the peers and the fact that Questar's revenues do not take into account intercompany revenues. The MPC believes the selected peer group to benchmark 2014 compensation was appropriate given it include integrated natural gas companies as well as other companies in the same individual businesses as Questar.

The table below shows the natural gas industry segment represented by each peer company selected in setting 2014 compensation as well as the enterprise value, market capitalization, revenue and assets. This is the same group used in setting our 2013 compensation.

Questar Corporation 2015 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

				Comparative Data[1]
Company Name	Distribution	Midstream	Production	Enterprise Value[2] ($)	Market Cap. ($)	Revenue ($)	Assets ($)
				(in billions)
AGL Resources, Inc.	X	X		10.44	6.13	4.62	14.66
Atmos Energy Corp.	X	X		6.62	4.79	3.89	7.94
Energen Corp.	X		X	7.08	5.29	1.74	6.62
EQT Corporation		X	X	15.19	13.87	1.86	9.79
MDU Resources Group Inc.	X	X	X	7.61	5.39	4.46	7.06
National Fuel Gas Company	X	X	X	7.33	5.89	1.83	6.22
New Jersey Resources Corp.[3]	X	X		2.77	2.13	3.20	3.01
NiSource Inc.	X	X		19.10	12.92	5.66	22.65
Northwest Natural Gas Co.	X	X		2.08	1.15	0.78	2.97
Piedmont Natural Gas Co.	X	X		4.26	2.63	1.28	4.37
South Jersey Industries, Inc.	X	X		2.87	1.77	0.73	2.93
Southwest Gas Corp.	X			3.94	2.26	1.95	4.57
Vectren Corporation	X			4.78	3.29	1.49	5.10
WGL Holdings, Inc.	X			3.20	2.19	2.47	4.26

50th Percentile				5.70	4.04	2.21	5.66
Questar Corporation[4]	X	X	X	5.57	3.91	1.22	4.05

[1]
Information obtained from Standard & Poor's Research Insight. Data reflects market capitalization values as of September 2014, and revenue and assets as of the most recent fiscal year as of October 2014 when the peer group was reviewed.

[2]	Enterprise value represents market capitalization plus debt and preferred stock minus cash as of the most recent fiscal year end.

[3]	CEO data from New Jersey Resources Corporation is not considered in setting our CEO compensation because New Jersey Resources' CEO serves on Questar's Board.

[4]	Questar's revenues do not include approximately $372 million of affiliated company revenues.
2015 Peer Group Changes – The MPC approved revisions to Questar's peers based on announced changes to companies in the peer group and based on recommendations from Meridian, its compensation consultant. It determined that Energen, EQT and NiSource would be replaced with Black Hills, The Laclede Group, Inc. and ONE Gas, Inc. Energen sold its gas distribution business to Laclede in late 2014. EQT sold its distribution business, and NiSource announced the separation of its business into two publicly traded companies – a fully regulated natural gas and electric utility company and a pure-play natural gas pipeline, midstream and storage company. The MPC determined that the peer group changes would apply only to the comparator group under its 2015 performance share program and would not apply generally to executive compensation until 2016.
Market Surveys – The MPC also reviewed market data from various sources for 2014. This data supplements the proxy data from Questar's peer group. These sources include:

•	Towers Watson's Survey on Top Management Compensation, Utility Company Cut; and Mercer Benchmark Database, Executive, Utility Company Cut – both surveys of large utility companies.

•	NGTI Survey – a survey of gas transmission-related positions.

•	ECI – Oil and Gas E&P Industry Compensation Survey – a survey of oil and gas exploration and production organizations.

Questar Corporation 2015 Proxy Statement 26

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the data sources used for each officer:

Officer	Peer Proxy Data	Towers/Mercer	NGTI	ECI
Ronald W. Jibson	X	X
Kevin W. Hadlock	X	X
James R. Livsey[1]				X
R. Allan Bradley[2]	X		X
Thomas C. Jepperson	X	X

[1]
The peer group proxy data failed to provide adequate comparative information for Mr. Livsey in his role as head of Wexpro, our unique natural gas-development subsidiary. Market data from ECI and other factors were utilized.

[2]
Due to the limited proxy disclosures by the selected peer groups on an individual basis, Mr. Bradley's peer group was expanded to include top executives at CenterPoint Energy, ONEOK and The Williams Companies that better reflect his role as head of a FERC-regulated natural gas pipeline. These incorporated companies that are beyond the primary peer group are significantly larger than Questar Pipeline, which the MPC considered when setting his total compensation.

COMPONENTS OF OUR COMPENSATION PROGRAM
The MPC believes it must offer key executives a competitive compensation package comprised of fixed and variable short and long-term components to attract, motivate and retain the executive talent required to achieve corporate performance objectives. The following table summarizes each component in the total compensation package:

Compensation Component	Role in Total Compensation
Base Salary	• Provides a fixed and market-based level of compensation to pay for an executive’s responsibility, relative expertise and experience
Annual Cash Incentive • Annual Management Incentive Plan	• Variable compensation component based on performance. Motivates and rewards executives for achieving annual financial and operating goals aligned with shareholder and stakeholder interests
Long-term Incentives • Restricted Stock/RSUs • Performance Shares
•
Delivers the majority of named executive officers compensation through long-term incentives aligned with shareholder interests
•
Motivates and rewards achieving long-term strategic Company objectives
•
Recognizes and rewards executives for Company performance relative to industry peers over multi-year time periods
•
Encourages long-term executive share ownership
•
Encourages executive retention by establishing multi-year incentive awards

Benefits • Retirement (401(k), Pension) • Nonqualified Deferred Compensation • Other security benefits (health care, life, disability)	• Provides a tax-efficient way for employees to build financial security in retirement. • Rewards extended Company service • Provides minimum income protection against certain risks
Termination Benefits	• Provides a competitive level of income protection for a change-in-control event that results in employment termination

Base Salary
The MPC approves adjustments to all officers' base salaries, including named executive officers, every February after reviewing competitive market and peer group benchmark data at the 25th, 50th and 75th percentiles. The MPC also considers the officers' scope of responsibilities, individual performance and other individual factors and internal comparisons. The table below reflects our named executive officer's base salaries approved in February 2014 and effective March 1, 2014. Each officer's total salary is included in the 2014 Summary Compensation Table.

Questar Corporation 2015 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

Name	2014 Base Salary	Percent increase from 2013
Ronald W. Jibson	$800,000	3.6%
Kevin W. Hadlock	$384,156	2%
James R. Livsey	$418,432	5%
R. Allan Bradley	$409,375	3%
Thomas C. Jepperson	$377,352	3%

Annual Cash Incentive Awards
Annual Management Incentive Plan (AMIP) – Questar's named executive officers participate in AMIP which provides for an annual cash incentive payment based on achieving key financial and operating goals for the Company and each major business unit. Each year, the MPC reviews and approves specific annual performance targets for the entire Company and each major subsidiary. Performance targets are set early each year after reviewing that year’s budget and the prior-year actual results, to ensure the rigor of these targets. Targets generally are at or above the Board-approved budget for the year.
The Company calculates an overall payout factor that can range from zero to 200 percent based on each business unit's actual results compared to the measures. Each officer's payment is determined by multiplying his or her base salary on March 1 by the target percent established for each officer, multiplied by the respective payout factor.

2014 AMIP Components, Targets and Results – The 2014 AMIP motivated our executive officers by rewarding them when our annual financial and operating performance goals were met.

Consolidated goals for all business units. For all business units, 25 percent of the total payout was tied to consolidated goals including net income and two consolidated safety goals reflecting Questar's commitment to safety:

Performance Measure	Weight	Performance Range (50% threshold to 200% max)	Target	Actual	Percent Payout
Questar adjusted income ($MM)	15%	$210 - $250	$222	$226.4	116%
Safety – DART[1] injury rate	5%	1.75 - 1.20	1.50	1.25	183%
Safety – Avoidable accident rate[2]	5%	2.30 - 1.40	2.00	2.06	90%

1 DART stands for "days away, restricted or transferred." The DART rate is calculated by taking the number of injuries that led to days away from work, job restriction and job transfer multiplied by 200,000, divided by the total number of hours worked by all employees during the calendar year.
2 Avoidable accident rate is calculated by multiplying the number of vehicle accidents that could have been avoided by one million miles, divided by the total number of miles driven.

The remaining 75 percent of the performance goals for each business unit's AMIP payout was tied to that business unit's financial (net income) and operating measures critical to its success, as detailed in the tables below.

Stakeholder Value Goals. In setting each business unit's goals, 20 percent of the weighting for each business unit was tied to specific strategic and operational initiatives. These goals, referred to as stakeholder value goals, may not have specific quantifiable metrics, but the MPC reviewed and agreed they were critical to Questar's success. A qualitative assessment of achieving stakeholder value goals allows the MPC to encourage management's efforts in areas that position the Company for future success, and to adjust for the results achieved. In February 2015, our CEO evaluated and scored each specific stakeholder value goal and reviewed his results with the MPC. The MPC considered this information when determining payouts.

Questar Corporation 2015 Proxy Statement 28

COMPENSATION DISCUSSION AND ANALYSIS

The specific goals, including stakeholder value goals, and results for each business unit were:

Performance Measure	Weight	Performance Range (50% threshold to 200% max)	Target	Actual	Percent Payout
QUESTAR GAS
Questar Gas adjusted income ($MM)	15%	$44 - $54	$47.0	$55.1	200%
O&M per customer (excluding DSM)	15%	$154 - $145	$149	$142.87	200%
Customer satisfaction	10%	6.1 - 6.5	6.3	6.38	140%
Calls answered in 60 seconds	5%	85% - 95%	90%	94.2%	180%
Emergency call representative on site within 1 hour	5%	95% - 100%	98%	98.5%	125%
Percentage of natural gas fuel used by fleet	5%	44% - 50%	46%	48.2%	150%
Stakeholder value goals[1]	20%	Qualitative Assessment			110%
Weighted Result (including consolidated goals)					150%

1 Questar Gas stakeholder value goals include: manage a successful feeder-line replacement program; improve emergency response and implement certain safety programs; improve transportation and storage utilization; expand Questar Fueling.

Performance Measure	Weight	Performance Range (50% threshold to 200% max)	Target	Actual	Percent Payout
WEXPRO
Wexpro adjusted income ($MM)	15%	$112 - $130	$121	$122.5	115%
Lease operating expense per Mcfe	10%	$0.45 - $0.39	$0.43	$0.36	200%
Finding cost per Mcfe	10%	$2.00 - $1.70	$1.90	$1.71	195%
Workover wells analyzed	10%	50 - 100	75	108	200%
2015 net income growth from a 2014 acquisition ($MM)	10%	$2.0 - $6.0	$4	$4.7	135%
Stakeholder value goals[1]	20%	Qualitative Assessment			115%
Weighted Result (including consolidated goals)					144%

1 Wexpro stakeholder value goals focused on: obtain BLM approval for drilling methodology; develop and retain key employees; improve emergency response; and meet Questar Gas production objectives.

Performance Measure	Weight	Performance Range (50% threshold to 200% max)	Target	Actual	Percent Payout
QUESTAR PIPELINE
Questar Pipeline adjusted income ($MM)	15%	$51 - $62	$55	$60.9	182%
O&M per decatherm of demand	20%	$15.2 - $14	$14.8	$13.91	200%
Transportation demand (Mdth/day) at year-end	20%	5,100 - 5,250	5,135	5,198	149%
Stakeholder value goals[1]	20%	Qualitative Assessment			108%
Weighted Result (including consolidated goals)					150%

1 Questar Pipeline stakeholder value goals include: manage staffing to maintain safe, efficient and reliable system operations; improve compliance systems and promote a strong safety culture; improve emergency response; improve transportation and storage utilization; and complete and advance major construction projects.

The corporate AMIP payout was based on an equal 25 percent weighting tied to the performance of each business units. In addition, five percent of 2014 corporate performance goals was tied to corporate performance objectives including corporate controllable operating and maintenance expenses and 20 percent tied to corporate-specific stakeholder value goals. Corporate AMIP goals and payout results were:

Questar Corporation 2015 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

Performance Measure	Weight	Performance Range (50% threshold to 200% max)	Target	Actual	Percent Payout
QUESTAR CORPORATION
Questar Gas AMIP results	25%				150%
Wexpro AMIP results	25%				144%
Questar Pipeline AMIP results	25%				150%
Corporate allocable O&M ($MM)	5%	$41.5 - $37.5	$39.5	$47.9	—%
Stakeholder value goals[1]	20%	Qualitative Assessment			109%
Weighted Result					133%

[1]
Corporate stakeholder value goals focused on: support the business unit's regulatory requirements and growth initiatives; outreach to key investors and involvement with community and industry; improve safety, risk and compliance culture; implement IT strategy and document work flow processes; and manage heath care plans and wellness culture.

In February 2015, the MPC reviewed performance measures of Questar's three business units and at the corporate level (as shown above) against the corresponding goals and determined that the results accurately reflected the year's performance. Each officer's target bonus (as shown below) is a percentage of his annual base salary effective March 1 of the performance year. The 2014 targets, and the percentage of such target tied to each company's performance (according to the charts above), as well as the payout percentage and actual payout, for the named executive officers were:

Name	Target % of Base Salary	Questar Gas	Wexpro	Questar Pipeline	Corporate	Percent Payout %	Annual Incentive Payout ($)
Ronald W. Jibson	100%				100%	133%	1,064,000
Kevin W. Hadlock	60%				100%	133%	306,553
James R. Livsey	65%	15%	70%	15%		146%	396,548
R. Allan Bradley	65%	15%	15%	70%		149%	396,746
Thomas C. Jepperson	65%				100%	133%	326,212

Annual Management Incentive Plan II (Code Section 162(m) plan) – The Annual Management Incentive Plan II was adopted and re-approved by shareholders in 2010 allowing for incentive plan payments to executive officers to meet the tax deductibility requirements under the Internal Revenue Code (the "Code") Section 162(m). Questar utilized AMIPII to establish a performance threshold, which if achieved, would fund the annual incentive award up to the maximum payout level established, or to provide a lesser amount based on achieving the 2014 AMIP performance measures discussed above. In other words, achieving the 162(m) plan performance objective is required for any funding of AMIP payout for participants, which include executive officers. The plan's performance measure approved by the MPC for 2014 was one percent of operating earnings before interest, taxes, depreciation and amortization (EBITDA). The MPC certified achieving this objective in February 2015 which allowed sufficient funding to cover AMIP incentive payments.

Long-Term Equity Incentive Awards

Questar's long-term incentive compensation assists in attracting and retaining key executives and ensuring that executive officers have a significant financial incentive in managing the Company to maximize long-term shareholder returns. All equity incentives are granted under Questar's Long-term Stock Incentive Plan (the "Stock Plan"), an omnibus plan, which was re-approved by shareholders in 2010. We also are asking shareholders to approve the plan as restated in this proxy statement. Under the Stock Plan, the MPC can utilize several forms of long-term equity incentive grants, including performance shares, restricted stock or RSUs, stock options, and performance-based restricted stock awards.

After consulting with independent executive compensation consultant, Meridian, the MPC determined in February 2014 that a significant portion of each executive officer's total compensation should continue to be provided through equity grants under the Stock Plan in generally the same proportion as in prior years. Under this program, the MPC granted roughly one-half of the value of long-term incentives set for the named executive officers in shares of time-based RSUs and one-half in performance shares. The mix of the long-term incentives for our CEO, however, was set at 60 percent in target performance shares and 40 percent tied to

Questar Corporation 2015 Proxy Statement 30

COMPENSATION DISCUSSION AND ANALYSIS

time-based RSUs to provide greater at-risk pay. The entire Board ratified awards of RSUs and performance shares to Questar's CEO.

Restricted Stock Unit Awards – Questar generally grants time-based RSUs on an annual basis. The MPC believes these awards provide a strong retention vehicle, facilitate stock ownership and maintain a strong tie to shareholders. In February 2014, the MPC approved RSU grants for its executive officers, with such grants vesting over a three-year period at the rate of one-third per year.

Performance Share Awards – Performance shares were first awarded in 2011 to motivate executive officers to achieve long-term financial goals and top-tier shareholder returns. The award measures performance over a three-year period. The number of shares of Company common stock earned are based on the actual performance against goals set at the beginning of the period. Since 2011, relative TSR as compared to the Company's selected peers is used as the performance measure best representing shareholder value. The peer group that Questar's performance is evaluated against under this grant is generally the same peer group used to benchmark executive compensation described under the "Market Data and Peer Groups" section above. TSR ranking is determined by using the sum of the simple-average closing stock price for each trading day in the last month of the performance period plus dividends divided by the simple average closing stock price for each trading day in the month prior to the first day of the performance period.

For 2014 awards, participants could earn from 15 percent to a 300 percent maximum of target shares established for each individual participant:

Questar TSR Rank Compared to Peers over Performance Period	TSR Rank Multiplier	Payout Level
1	3.00	Maximum
2	2.67
3	2.34
4	2.01
5	1.68
6	1.35
7	1.00	Target
8	0.83
9	0.66
10	0.49
11	0.32
12	0.15	Threshold
13	—
14	—
15	—
If peers are removed due to an acquisition, then the multiplier is recalculated using a predetermined method to the lesser number of peers, unless such number of peers exceeds two, in which case predetermined replacement companies are used. Payout, if any, is made in shares of Company stock (or cash equivalent value) at the end of the performance period if the long-term performance criteria are achieved or exceeded and the executive officer remains an employee. No outstanding performance share awards provide for the payment of dividends or dividend equivalents during the performance period.

The named executive officers currently have three performance share awards outstanding. These performance periods, performance measures and status of each are listed below:

Questar Corporation 2015 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

Performance Period	Performance Measure	Status
2012-2014	Relative TSR	Results were certified in February 2015. Results were at target with the Company's TSR ranking 7 out of 15. Payouts are reflected in the 2014 Option Exercises and Stock Vested Tables.
2013-2015	Relative TSR	Results will be certified in February 2016. Through December 31, 2014, payout is projected above threshold but below target.
2014-2016	Relative TSR
Results will be certified in February 2017. Through December 31, 2014, payout is projected above threshold but below target. The threshold, target and maximum awards for the 2014-2016 performance period are shown in the Grants of Plan-Based Awards table.

2015 Changes to Performance Goals for Performance Shares – After consulting with Meridian, the MPC approved 2015 modifications to the performance share awards: (1) decreasing the maximum payout level for relative TSR performance to 200 percent of target; and (2) adding an absolute TSR modifier annualized over the 3-year period. If Questar's annualized TSR was negative over the performance period, the payout would be reduced by 50 percent. If the annualized TSR was equal to or more than 15 percent over the performance period, the payout would be increased by 50 percent. For example, if Questar's TSR relative to its peers ranked 7th, resulting in a target payout, but Questar's absolute annualized TSR was negative over the performance period, the resulting payout would be 50 percent. Conversely, if the Company's absolute TSR annualized over the performance period was equal to or more than 15 percent, then the payout would be at 150 percent. With the modifier, it would be possible for a participant to receive a 300 percent payout assuming a maximum relative TSR ranking and the Company's absolute TSR increasing by more than 15 percent. The MPC believes this design focuses not only on shareholder return as compared to peers but rewards executives for their efforts in improving Company performance.

Qualified Retirement Plans

Questar maintains a defined contribution retirement plan (the 401(k) Plan) and a defined benefit retirement plan (the Pension Plan). The Pension Plan was closed to new hires and rehires effective July 1, 2010. All named executive officers, except Mr. Hadlock, participate in the Pension Plan. All named executive officers participate in the 401(k) Plan. These plans are described below in the “Retirement Plans” section of the Compensation Tables.

Nonqualified Deferred Compensation Plans

Deferred Compensation Wrap Plan – The Company allows the named executive officers, and other key employees, to defer compensation under the Deferred Compensation Wrap Plan (the Wrap Plan). Questar and the MPC believe that the Wrap Plan is necessary for hiring and retention. The Wrap Plan includes a Deferred Compensation Program and a 401(k) Supplemental Program.

Deferred Compensation Program of the Wrap Plan. The Deferred Compensation Program allows officers and certain key employees to defer from $5,000 to 50 percent of their base salaries and actual cash bonuses until termination, death or disability. Most deferred amounts may be treated as if invested in Company stock (designated as Questar phantom stock) or as if invested in 10-year U.S. Treasury notes. Six percent of the deferred amount receives a Company matching contribution as if contributed to Questar’s 401(k) Plan, which is all designated as Questar phantom stock.

401(k) Supplemental Program of the Wrap Plan. The 401(k) Supplemental Program allows officers and certain key employees whose compensation exceeds the IRS-imposed limit ($260,000 in 2014) for compensation that may be taken into account for purposes of providing benefits under a tax-qualified retirement plan (the IRS Limit) to continue to defer six percent of their salaries over the IRS Limit and receive a Company match on this deferred amount as if it was invested in the 401(k) Plan. The deferred amounts and Company matching contributions are designated in Questar phantom stock. The 401(k) Supplemental Program is described below in the “Retirement Plans” section of the Compensation Tables.

Supplemental Executive Retirement Plan – The named executive officers also participate in the non-qualified Supplemental Executive Retirement Plan (SERP) that provides a select group of management and highly compensated employees with supplemental retirement benefits to compensate for federal tax law limits on benefits payable from the tax-qualified Pension Plan.

Questar Corporation 2015 Proxy Statement 32

COMPENSATION DISCUSSION AND ANALYSIS

SERP participation is limited to eligible individuals who have an accrued benefit under the Pension Plan and who receive compensation exceeding the IRS Limit or defer their compensation under the Deferred Compensation Program of the Wrap Plan. The SERP is described in more detail below under “Retirement Plans” in the Compensation Tables.

Executive Severance Compensation Plan

The named executive officers participate in Questar’s Executive Severance Compensation Plan, a “double-trigger” plan providing benefits upon a qualifying employment termination occurring on or within three years following a change in control of the Company. Questar and the MPC believe this plan helps ensure that the Company attracts and retains executive talent needed to achieve corporate objectives. It also helps ensure executives focus on their duties, acting in the shareholders' best interests, notwithstanding the possibility of a change in control. In February 2015, the Board approved a plan amendment providing that vesting of outstanding equity following a change in control would be governed by the individual award agreements. Beginning with 2015 grants, equity award agreements require a "double-trigger" in most instances before any unvested equity would vest upon or following a change in control. A plan summary description and estimates of potential payments to the named executives as of December 31, 2014 are outlined below in the “Potential Payments upon Termination” section of the Compensation Tables.

Other Benefits

The named executive officers also receive or have the opportunity to participate in other benefit plans Questar offers to most employees. These benefits include: medical and dental coverage; a cafeteria plan (includes flexible health-care spending account or health savings account and a dependent-care spending account features); employer-provided basic life insurance (one times base salary); employee-paid supplemental life insurance (up to four times base salary, but not to exceed $750,000); business-travel accident insurance; catastrophic accident insurance; long-term disability; and the employee assistance program. The executive officers also receive paid time off, paid holidays, and are eligible for short-term disability benefits.

Perquisites

Questar limits the perquisites granted to officers and does not allow personal use of Company cars. It also does not reimburse country-club memberships, personal use of aircraft, supplemental welfare benefit plans or executive dining-room service. The Company, however, does pay for an executive fitness evaluation that officers can participate in once every other year. We believe this benefits the Company and reflects our overall commitment to wellness.

HOW QUESTAR MAKES COMPENSATION DECISIONS

Role of the Management Performance Committee

The MPC is guided by its compensation philosophy as stated above and works with the CEO and Meridian, its executive compensation consultant.

In making compensation decisions, the MPC reviews peer company market data, nationally recognized compensation data and other market data provided by Meridian as previously discussed. While the MPC generally targets the market's 50th percentile for named executive officers, it may deviate, lower or higher, based on individual factors. The MPC reviews executive compensation throughout the year. It analyzes annually each component of the named executive officer’s compensation as well as each executive's total compensation to ensure that individual components and total compensation satisfy our compensation objectives. The MPC continues to consider how it measures, evaluates and benchmarks all compensation components for executives. This helps ensure that our executive compensation remains competitive within the relevant segment of the natural gas industry, adjusted as appropriate for individual factors such as experience and expertise. The MPC also considers job performance, responsibilities and advancement potential when setting each named executive officer's compensation.

To ensure that executive compensation remains consistent with Company objectives, the MPC routinely:

•	reviews and approves participation in the annual management incentive plans, objectives and performance targets for each major business unit;

•	reviews our consolidated financial results and the financial and operating results of the Company's major business units;

•	evaluates the individual performance of the named executive officers;

•	considers internal relative pay; and

Questar Corporation 2015 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

•	develops and approves executive officers' annual and long-term compensation.

The MPC reviews the CEO's performance and compensation with input from all independent directors and the CEO's self-evaluation. The MPC approves compensation for other executive officers based on the CEO's evaluation and recommendation. The MPC also reviews market data and other input from Meridian.

Role of the CEO

Questar's CEO recommends the level of base salary increase (if any), the annual incentive target award, and the long-term incentive award value for all officers, including the other named executive officers, excluding his own compensation. These recommendations are based on review of Meridian's benchmarking analysis of the Company's peers and general comparable survey data, each executive officer's performance, performance of the individual's respective business unit, and employee retention considerations. The MPC reviews the CEO's recommendations and approves any compensation changes affecting executive officers as determined in its sole discretion.

Role of the Compensation Consultant

Pursuant to its charter, the MPC has sole authority to retain and terminate any compensation consultant engaged to assist the MPC in evaluating and establishing executive compensation. For setting 2014 executive compensation, the MPC again retained Meridian as its independent executive compensation consultant. Meridian assists the MPC in its annual executive compensation review by:

•
reviewing, critiquing and proposing changes in Questar's compensation practices when necessary to maintain alignment with our compensation objectives, including providing the MPC recommendations regarding the Company's short and long-term incentive strategy;

•	providing advice and information on regulatory requirements and investor/shareholder policies relating to the Company's compensation practices;

•	reviewing our selected peers and providing input in any deviation or recommended changes or replacements;

•	preparing benchmarking reports analyzing each executive officer's compensation using peer company proxy data and market surveys;

•	reviewing MPC agendas and supporting materials before each meeting, and raising questions or issues with management and the MPC chair, as appropriate; and

•	providing input on specific compensation actions for executive officers.

A Meridian partner attends MPC meetings as requested and communicates with the MPC chair between meetings. Meridian attended all 2014 MPC meetings in person or by phone, and also participated in several teleconferences with the chair. These meetings and teleconferences included discussions of the CEO's compensation during which no Company officers or employees were present.
Compensation Consultant Independence – Meridian is an independent firm providing only executive and director compensation and corporate governance advisory services. Meridian is accountable to and reports directly to the MPC. To maintain its independence, Meridian provides no other Company services outside of its MPC work. The MPC annually reviews Meridian's services and fees. In February, the MPC also reviewed Meridian's written assessment that it meets NYSE and SEC independence factors. The MPC concluded from this review that Meridian, and its individual advisers, are independent. The MPC agrees that Meridian can provide an objective, independent perspective on Questar's executive compensation, and that the MPC can rely on its advice.

The MPC did not engage any other adviser in 2014.

ADDITIONAL INFORMATION ON COMPENSATION PRINCIPLES

Minimum Share Ownership Guidelines
The MPC established stock ownership guidelines for each named executive officer based on a multiple of his base salary. The guidelines require all named executive officers to own shares having a value of at least three times their annual base salaries, except for the CEO, who must own shares valued at least six times his base salary. An executive is required to achieve the applicable level of stock ownership within five years of the date he or she first becomes an executive officer or CEO, as applicable.

Questar Corporation 2015 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS

These guidelines help align the named executive officers’ interests with those of shareholders, while allowing them some opportunity to diversify their holdings. In measuring guideline compliance, the MPC includes shares purchased in the open market; shares held in Company plans (401(k) and phantom shares held in the deferred compensation plans); the unvested portion of restricted stock and RSUs; and shares beneficially owned directly and indirectly. Neither unexercised stock options nor unearned performance shares count toward satisfaction of the guidelines. As of December 31, 2014, all named executive officers held shares valued according to the guidelines except Mr. Hadlock. Mr. Hadlock, who was hired on January 1, 2011, is on track, and has until January 1, 2016, to meet the threshold requirement.

Compensation Recoupment or "Clawback" Policy
In February 2014, the Board adopted a compensation recoupment, or "Clawback" policy, that gives Questar the right to recover from a current or former executive officer equity or cash-based compensation in the event of a restatement of the Company's financial statement due to the officer's fraud or misconduct.
Insider Trading Policy and Anti-Hedging and Anti-Pledging
The Company’s Insider Trading Policy allows Section 16 officers, including the named executive officers, to trade Company securities only during window periods following earnings releases. It also prohibits these executive officers from short sales, selling options or derivatives covering the Company’s securities, and other similar transactions. In 2013, the MPC approved Insider Trading Policy modifications to clarify that all hedging activity by its directors and officers is prohibited, and pledging of Company securities requires clearance by the Corporate Secretary.

Tax Considerations
Code Section 162(m) precludes the Company from deducting compensation exceeding $1 million per year to executive officers listed in the Summary Compensation Table, except the Chief Financial Officer. Performance-based compensation that satisfies the requirements of Code Section 162(m), however, is not subject to this limit. When structuring compensation paid to the named executive officers, the MPC considers federal tax rule provisions. Questar's AMIP II and performance shares granted under the Long-term Stock Incentive Plan are intended to comply with the performance-based exception under Code Section 162(m). The MPC has awarded nondeductible compensation in the past, and may in the future if the MPC determines that it is necessary to achieve an appropriate compensation structure.
MANAGEMENT PERFORMANCE COMMITTEE REPORT

The MPC's duties include producing an executive compensation report for the Annual Report on Form 10-K and this Proxy Statement. The report is based on the MPC's review of the Compensation Discussion and Analysis and discussion of its contents with management.
The MPC, based on the Compensation Discussion and Analysis review and discussions with management, recommended to the Board (and the Board has approved and directed) that the Compensation Discussion and Analysis be included in the Questar's Annual Report on Form 10-K for the year ended December 31, 2014 and in this Proxy Statement.

Management Performance Committee
Teresa Beck, Chair
Laurence M. Downes
Rebecca Ranich
Bruce A. Williamson

Questar Corporation 2015 Proxy Statement 35

COMPENSATION TABLES

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table provides compensation information for the named executive officers: CEO, Chief Financial Officer and Questar's three other highest paid executives.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards[1] ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensa- tion[2] ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($) (h)	All Other Compen- sation[4] ($) (i)	Total ($) (j)
Ronald W. Jibson Chairman, President & CEO	2014	795,417		2,201,348		1,064,000	2,727,095	15,600	6,803,460
	2013	768,750		2,393,605		1,181,925	2,966,083	15,300	7,325,663
	2012	733,333		1,848,841		940,688	3,548,143	15,000	7,086,005
Kevin W. Hadlock Executive Vice President and CFO	2014	382,896		452,886		306,553		12,775	1,155,110
	2013	374,791		484,648		345,736		15,300	1,220,475
	2012	363,875		404,455		275,170		15,000	1,058,500
James R. Livsey Executive Vice President, COO Wexpro	2014	415,111		942,566		396,548	520,639	15,600	2,290,464
	2013	396,573		1,037,516		364,844	730,957	15,300	2,545,190
	2012	383,250		866,626		342,447	1,171,497	15,000	2,778,820
R. Allan Bradley Executive Vice President, President and CEO, Questar Pipeline	2014	407,388		924,634		396,746	252,114	15,600	1,996,482
	2013	395,522		1,037,516		407,923	245,551	15,300	2,101,812
	2012	382,813		866,626		318,365	458,362	15,000	2,041,166
Thomas C. Jepperson Executive Vice President & General Counsel	2014	375,517		722,792		326,212	337,805	22,645	1,784,971
	2013	364,002		835,400		364,336	73,889	22,074	1,659,701
	2012	350,550		706,743		287,185	698,563	21,577	2,064,618

[1]
The amounts reported are: the aggregate grant date fair value of restricted stock/RSUs and performance shares granted in 2012, 2013 and 2014 determined under share-based compensation accounting guidance in accordance with FASB ASC Topic 718. For performance share awards, values reflect the value of the performance shares at the probable outcome of Company performance. The grant date fair market values of these awards at the maximum payout levels are:

Name	2014-2016 Performance Shares ($)	2013-2015 Performance Shares ($)	2012-2014 Performance Shares ($)
Mr. Jibson	4,384,039	4,780,787	3,146,488
Mr. Hadlock	772,152	910,943	688,323
Mr. Livsey	1,607,034	1,950,017	1,474,868
Mr. Bradley	1,576,461	1,950,017	1,474,868
Mr. Jepperson	1,232,329	1,570,141	1,202,773
Calculation assumptions are described in Note 11 to the consolidated financial statements in Item 8 of Part II of Questar's 2014 Form 10-K.

[2]
Amounts reported reflect Company AMIP payments received. The amount listed for Mr. Jepperson for 2012, 2013 and 2014 includes amounts voluntarily deferred by him under the Questar Corporation Deferred Compensation Wrap Plan.

Questar Corporation 2015 Proxy Statement 36

COMPENSATION TABLES

3 The amounts in column (h) represent the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the SERP. These estimates are determined using interest-rate and mortality-rate assumptions consistent with those used in preparing the consolidated financial statements included in Item 8 of Part II of the Company’s 2014 Form 10-K. The benefits' present value has been calculated assuming the named executive officer starts his retirement income at the later of December 31, 2014 or when they reach age 62 (which is the earliest age the executive could collect a benefit without a reduction for early retirement). The change in the present value of Mr. Jibson's pension continues to reflect the increase in his base salary and bonus after becoming CEO on July 1, 2010 which significantly increased his final average annual earnings used in the formula under the Pension and SERP. The traditional pension plan was closed to employees hired on or after July 1, 2010. See footnote 2 to Pension Table and accompanying text for additional detail on the calculation of the Pension Plan and SERP benefits. The named executive officers' total compensation minus the amount reported under the change in pension value are as follows:

Name	2014 Total Compensation without Change in Pension Value ($)
Mr. Jibson	4,076,365
Mr. Hadlock	1,155,110
Mr. Livsey	1,769,825
Mr. Bradley	1,744,368
Mr. Jepperson	1,447,166

[4]
Items included in column (i) for 2014 include Company matching contributions to the named executive officer's account in the 401(k) Plan and payment upon the officer's election to sell accrued paid-time off (PTO) which is limited to 40 hours per calendar year. These are the same benefits offered to all employees:

Name	401(k) Employer Match ($)	Paid Time-Off Sold ($)	Total ($)
Mr. Jibson	15,600		15,600
Mr. Hadlock	12,775		12,775
Mr. Livsey	15,600		15,600
Mr. Bradley	15,600		15,600
Mr. Jepperson	15,600	7,045	22,645

Questar Corporation 2015 Proxy Statement 37

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

This table shows the 2014 plan-based awards granted to the named executive officers. For non-equity and equity incentive plans, it outlines the ranges of possible awards. For stock awards, the table shows the number of shares granted and the grant date fair values of those awards.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#) (i)	Grant Date Fair Value of Stock & Option Awards[4] ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Ronald W. Jibson	Feb 10, 2014	5,000	800,000	1,600,000
	Feb 10, 2014				7,055	47,034	141,102		1,461,346
	Feb 10, 2014							31,356	740,002
Kevin W. Hadlock	Feb 10, 2014	1,441	230,491	460,982
	Feb 10, 2014				1,243	8,284	24,852		257,384
	Feb 10, 2014							8,284	195,502
James R. Livsey	Feb 10, 2014	1,020	271,981	543,962
	Feb 10, 2014				2,586	17,241	51,723		535,678
	Feb 10, 2014							17,241	406,888
R. Allan Bradley	Feb 10, 2014	997	266,094	532,188
	Feb 10, 2014				2,537	16,913	50,739		525,487
	Feb 10, 2014							16,913	399,147
Thomas C. Jepperson	Feb 10, 2014	1,533	245,272	490,544
	Feb 10, 2014				1,983	13,221	39,663		410,776
	Feb 10, 2014							13,221	312,016

[1]
The amounts represent the annual incentive plan award opportunities granted in February 2014 to each named executive officer for the 2014 performance period. The target amount was based on the target percentage and base salaries as of March 1, 2014. Actual payments under these awards have already been determined and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

[2]
The values under these columns represent the number of performance shares granted to named executive officers in 2014. It shows potential threshold, target or maximum payout amounts granted for the three-year performance period from January 1, 2014, to December 31, 2016. The method to calculate actual payout amounts is described in more detail above under the Long-term Equity Incentive Awards of the CD&A. The grant date fair value of the target shares is included in the Stock Awards column of the 2014 Summary Compensation Table. For a discussion of the performance share awards for 2014, see the CD&A section above.

[3]
This column represents grants made in February 2014 of RSUs, which grants vest over a three-year period, starting approximately one year after the grant date, with one-third of the units vesting in each remaining year.

[4]
The grant date fair value of stock awards is calculated in accordance with FASB ASC Topic 718. The assumptions used in determining grant date fair value of these awards are described in Note 11 to the consolidated financial statements included in Item 8 of Part II of Questar’s 2014 Form 10-K. This does not reflect the actual value a named executive officer may receive, which depends on meeting actual performance for the performance shares and market prices. There is no assurance that the amounts reflected will be realized.

Questar Corporation 2015 Proxy Statement 38

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014
The table below shows outstanding equity awards for the named executive officers as of December 31, 2014.

		Option Awards[1]				Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options Exercisable[2] (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)	Option Exercise Price[3] ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested[4] (#) (g)	Market Value of Shares or Units of Stock that have not Vested[4] ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights that have not Vested[5] (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights that have not Vested[5] ($) (j)
Ronald W. Jibson	Feb 10, 2009	25,000		11.40	Mar 5, 2016
	Feb 9, 2010	12,000		13.10	Mar 5, 2017
	Feb 10, 2012					13,753	347,676
	Feb 12, 2013					22,580	570,822	120,666	3,050,436
	Feb 11, 2014					31,356	792,680	7,055	178,350
Kevin W. Hadlock	Feb 10, 2012					3,008	76,042
	Feb 12, 2013					5,108	129,130	22,992	581,238
	Feb 11, 2014					8,284	209,420	1,243	31,423
James R. Livsey	Feb 10, 2012					6,446	162,955
	Feb 12, 2013					10,937	276,487	49,218	1,244,231
	Feb 11, 2014					17,241	435,852	2,586	65,374
R. Allan Bradley	Feb 10, 2009	40,000		11.40	Mar 5, 2016
	Feb 9, 2010	18,000		13.10	Mar 5, 2017
	Feb 10, 2012					6,446	162,955
	Feb 12, 2013					10,937	276,487	49,218	1,244,231
	Feb 11, 2014					16,913	427,561	2,537	64,135
Thomas C. Jepperson	Feb 10, 2012					5,257	132,897
	Feb 12, 2013					8,806	222,616	39,630	1,001,846
	Feb 11, 2014					13,221	334,227	1,983	50,130

[1]
The outstanding options granted prior to July 1, 2010, do not reflect QEP Resources ("QEP") options obtained when Questar spun off QEP on June 30, 2010. In conjunction with the spinoff, all outstanding Questar stock options were adjusted into two separate awards -- one denominated in Questar stock and one in QEP stock. The number of QEP stock options was equal to the number of Questar stock options the officer would have received effective on spin date (i.e., a ratio of one share of QEP stock for every share of Questar stock). The adjustment preserved, but did not increase, the equity awards’ value.

[2]	Options granted are fully exercisable. No options were granted after 2010.

[3]
The disclosed exercise price is an adjusted price due to the spin-off of QEP. The original exercise price was $35.38 for options granted February 10, 2009 and $40.65 for options granted February 9, 2010.

[4]
Columns (g) and (h) reflect the number of shares of unvested restricted stock or RSUs that remain outstanding and corresponding market value based on Questar's common stock closing market price on December 31, 2014. These awards vest over three years in three equal installments starting on March 5 of the year following the grant year.

[5]
Columns (i) and (j) relate to performance shares granted in 2013 and 2014. These shares become earned and vested at the end of a three-year performance period from, respectively, January 1, 2013 - December 31, 2015, and January 1, 2014 - December 31, 2016. The number of shares earned, if any, is subject to each officer's continued employment and the Company's total shareholder return compared to its peer group of companies at the end of each three-year performance period. The number of performance shares shown in column (i) are: for the 2013-2015 performance period, the maximum number of shares that may be earned if Questar's total shareholder return ranked first out of the 15 selected peers; and for the 2014-2016 performance period, the threshold number of shares that may be earned if the Company's total shareholder return ranked 12 out of the 15 selected peers, which is the lowest ranking for shares to be earned. The value shown in column (j) is the number of shares shown in column (i) times Questar's common stock closing price on December 31, 2014.

Questar Corporation 2015 Proxy Statement 39

COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED

The table below presents information about stock options exercised by named executive officers and any vesting of stock awards during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards[1]
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Ronald W. Jibson			98,998	2,413,669
Kevin W. Hadlock			20,705	506,137
James R. Livsey	45,000	546,450	44,949	1,097,030
R. Allan Bradley	100,000	1,618,140	42,128	1,030,481
Thomas C. Jepperson	5,333	58,503	40,959	996,393

1    Represents restricted stock and RSUs vested in 2014 and performance shares earned for the 2012-2014 performance period that vested on December 31, 2014, but were not paid until after February 17, 2015, when the MPC certified results and amounts earned. One-half of shares earned were paid in cash based on fair market value of Questar's stock on February 17, 2015. The following table details 2014 stock awards vested and value realized. The value realized on vesting equals market value on the vesting date multiplied by the number of shares vested.

	Restricted Stock Vested		Performance Shares Vested
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Ronald W. Jibson	57,738	1,370,616	41,260	1,043,053
Kevin W. Hadlock	11,679	277,960	9,026	228,177
James R. Livsey	25,609	608,115	19,340	488,915
R. Allan Bradley	22,788	541,566	19,340	488,915
Thomas C. Jepperson	25,187	597,677	15,772	398,716

RETIREMENT PLANS AND PENSION BENEFITS

401(k) Retirement Income Plan

Questar's 401(k) Retirement Income Plan (the "401(k) Plan") is a defined contribution retirement plan that allows employees to defer and contribute a portion of their compensation up to the IRS-imposed maximum annual deferral amount. The Company provides matching contributions on 100 percent of employee contributions up to six percent of participants' eligible compensation that is contributed. Effective January 1, 2014, Questar makes nonelective contributions to the 401(k) accounts of employees who are not eligible to participate in the Pension Plan. These contributions are made in the first quarter following the applicable plan year and are based on four percent of participants' eligible compensation. The first contributions were made in January, 2015. Employee deferrals and Company contributions are invested in mutual funds or other alternative investments, including the Questar stock fund, as directed by participants.

Questar Corporation 2015 Proxy Statement 40

COMPENSATION TABLES

Retirement Plan

Questar's Retirement Plan (the "Pension Plan") is a defined benefit retirement plan. The Pension Plan was closed to new hires and rehires effective July 1, 2010. It is funded entirely by Company contributions based on regulatory requirements using actuarial calculations. The Pension Plan provides a basic annual benefit that is calculated by multiplying an employee's final average earnings by 1.3 percent and then multiplying this sum by the employee's years of service (to a 25-year maximum). The final average earnings number is defined as the average annual earnings (including annual incentive payments, but not long-term incentive payments) for three consecutive years with the highest earnings within the last 10 years of employment. This basic benefit is increased for each year of service exceeding 25 (multiplying final average earnings by 0.5 percent). A participant also may receive a permanent supplemental benefit that is calculated by multiplying the difference between the participant’s final average earnings and the "covered compensation" by a factor that varies by age. (The term "covered compensation" refers to the 35-year-average Social Security wage base tied to a participant's birth year). A participant vests in his or her benefit after five years of vesting service.

Participants who are employed by Questar until at least age 55 with 10 years of service may end their employment and begin "early retirement" with a reduction to their benefit by 0.2083 percent per month for each month it begins prior to age 62. These participants electing to take early retirement also receive a temporary supplement until age 62 that is tied to their years of service. Participants with vested benefits who terminate employment before age 55 or before having 10 years of credited service are considered "terminated vested'' participants. For terminations prior to December 31, 2014, these terminated vested participants could elect to begin their Pension Plan benefit as early as age 55, but such benefit was reduced by 0.5 percent per month prior to age 65. If the present value of the accrued benefit exceeds $5,000, benefits are paid as a monthly annuity for the life of the participant and a survivor annuity for the participant's spouse or beneficiary, if applicable. Effective for participants ending their employment on or after December 31, 2014, the Pension Plan allows these participants to elect a single lump-sum payment in lieu of a monthly annuity which is the present value actuarial equivalent of a single-life annuity.

The 401(k) Supplemental Plan and SERP

Federal tax laws limit the amount of a participant's annual compensation ($260,000 for 2014) used in determining qualified retirement plan benefits and the benefit amounts that can be paid to a plan participant. The 401(k) Supplemental Program of the Wrap Plan and SERP, nonqualified plans, were adopted to compensate officers affected by these limits. The 401(k) Supplemental Program allows participants to defer up to six percent of their compensation in excess of the federal tax limit and receive Company matching contributions on this deferral as if it had been contributed to the 401(k) Plan absent these limits (see the Nonqualified Deferred Compensation Table and corresponding notes for more 401(k) Supplemental Program discussion). Effective January 1, 2014, this includes non-elective contributions to officers not eligible for the Pension Plan on earnings above the compensation limit.

The SERP provides retirement benefits equal to the difference between Pension Plan benefits and the benefits that would be payable under such plan if annual compensation limits did not apply, and if the participant had not voluntarily chosen to defer compensation under Questar's Wrap Plan. Accrued SERP benefits as of December 31, 2004, were grandfathered under SERP provisions existing prior to January 1, 2005, which allowed for payment of a monthly annuity, lump-sum payment, or limited annual installments beginning on or within five years of the participant’s retirement date. Distributions of SERP benefits that accrued on or after January 1, 2005, are made in lump-sum cash payments or limited annual installments on a date elected by the participant on or after the participant’s termination, death or disability, but no earlier than age 55.

Questar Corporation 2015 Proxy Statement 41

COMPENSATION TABLES

PENSION BENEFITS

The following table shows pension benefits of named executive officers under the Pension Plan and SERP.

Name (a)	Plan (b)	Number of Years Credited Service[1] (#) (c)	Present Value of Accumulated Benefit[2] ($) (d)	Payments During Last Fiscal Year ($) (e)
Ronald W. Jibson[3]	Pension Plan	34.19	1,769,264	—
	SERP	34.19	12,118,516	—
Kevin W. Hadlock[4]	Pension Plan	—	—	—
	SERP	—	—	—
James R. Livsey[3]	Pension Plan	30.00	1,692,213	—
	SERP	30.00	3,854,726	—
R. Allan Bradley	Pension Plan	10.00	625,058	—
	SERP	10.00	1,440,168	—
Thomas C. Jepperson[3]	Pension Plan	26.76	1,560,501	—
	SERP	26.76	3,119,691	—

[1]
The years of credited service for the named executives assumes they were eligible for early retirement as of December 31, 2014. A full year of credit is given in a participant's last year of service when a participant is eligible for early retirement (age 55 with 10 years of service) and has worked 1,000 hours with a participating company.

[2]
The present value of accumulated benefit calculation is based on an assumed retirement date at the later of: age 62 (the earliest age a Pension Plan participant may retire without a benefit reduction due to age) or December 31, 2014. The calculation above, as well as the calculation for the change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table, also uses the following year-end financial disclosure assumptions:

•	Marital status: 80% married with spouses three years younger than executives

•	Form of Payment

◦	Pension: Married – 60 percent electing 50 percent Joint & Survivor (J&S) annuity, 15 percent electing 75 percent J&S annuity, and 25 percent electing 100 percent J&S annuity
Single – single life annuity

◦	SERP: Lump sum

•	Discount rate

◦	Pension: 4.10 percent as of 1/1/2015 and 4.90 percent as of 1/1/2014

◦	SERP: 2.90 percent as of 1/1/2015 and 3.30 percent as of 1/1/2014

•
Post-normal retirement age (NRA) mortality: 12/31/2015: RP-2014 Annuitant table, using Scale MP with generational projection as of 1/1/2015 and 12/31/2014: IRS 2014 Static Table. No post retirement mortality was used for the SERP.

•	Note that no mortality is assumed prior to NRA for proxy disclosure purposes

[3]
Messrs. Jibson, Jepperson and Livsey also have a supplemental retirement benefit provided when Questar changed its vacation policy on January 1, 1997. Benefits were calculated by multiplying their December 31, 1996, base salaries by hours accrued under the service-date vacation schedule in place prior to the change. These benefits are frozen and include $354 for Mr. Jibson, $1,616 for Mr. Jepperson and $3,006 for Mr. Livsey.

[4]	Mr. Hadlock is not eligible to participate in the Pension Plan or SERP as he was hired after the Pension Plan closed on July 1, 2010.

Questar Corporation 2015 Proxy Statement 42

COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

The following table shows details of the named executive officers' participation in the Company's deferred compensation plans.

Name (a)	Executive Contributions in Last FY1 ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY2 ($) (d)	Aggregate Withdrawals/ Distribution ($) (e)	Aggregate Balance at Last FYE ($) (f)
Ronald W. Jibson	102,972	102,972	26,753	—	967,173
Kevin W. Hadlock	28,099	28,099	4,914	—	191,844
James R. Livsey	31,148	31,148	12,525	—	455,435
R. Allan Bradley	33,289	33,289	37,665	—	1,957,533
Thomas C. Jepperson	335,362	28,764	41,717	—	1,517,847

[1]
The named executives automatically participate in the 401(k) Supplemental Program when their compensation exceeds the compensation cap ($260,000 in 2014) and they can no longer make 401(k) Plan deferrals. Amounts reported are also included in the Summary Compensation Table in the Salary column (for 2014) and the Non-Equity Incentive Plan Compensation column (for 2013).

[2]	Aggregate earnings are not included in the Summary Compensation Table because they do not include above-market or preferential earnings.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

No executive officer has an employment contract. Therefore, any payments on termination would be calculated pursuant to plans detailed in the CD&A and terms of the equity award agreements. For termination due to any reason, an executive officer would receive payment for any earned but unpaid salary and accrued time-off benefits, and other fully vested benefits to which he is already entitled or must be provided by law.

The table below shows other potential payments to named executive officers as of December 31, 2014, if their termination was due to retirement, death or disability. If their employment ends for any of these reasons, they (or their beneficiaries) receive a prorated AMIP and performance share award when the performance period ends based on length of service during the performance period.

Name	Termination Due to Retirement			Termination Due to Death or Disability
	Non-Equity Incentive Plan Payments[1] ($)	Equity Incentive Plan Payments[2] ($)	Total ($)	Non-Equity Incentive Plan Payments[1] ($)	Equity Incentive Plan Payments[2] ($)	Accelerated Equity[3] ($)	Total ($)
Ronald W. Jibson	1,064,000	1,780,379	2,844,379	1,064,000	1,780,379	1,711,178	4,555,557
Kevin W. Hadlock	—	—	—	306,553	367,812	414,592	1,088,957
James R. Livsey	396,548	787,204	1,183,752	396,548	787,204	875,295	2,059,047
R. Allan Bradley	396,746	786,789	1,183,535	396,746	786,789	867,003	2,050,538
Thomas C. Jepperson[4]	326,212	638,060	964,272	326,212	638,060	689,740	1,654,012

[1]
The Non-Equity Incentive Plan values are the same as those shown in the Summary Compensation Table, except for payments to Mr. Hadlock due to retirement. Mr. Hadlock does not have the requisite 10 years of service to receive payments under AMIP or performance shares due to “retirement.”

[2]
Except for payments to Mr. Hadlock due to retirement, Equity Incentive Plan Payment values represent the number of performance shares earned for the 2012-2014 performance period; target number of pro-rated shares earned for the 2013-2015 performance period; the threshold amount of pro-rated shares for the 2014-2016 performance period. The prorated amount is determined based on the number of months of the performance period the executive was employed. Executives do not receive pro-rated amounts unless they have been employed for at least 12 months of the performance period, unless otherwise approved by the MPC. The pro-rated amounts do not reflect actual payouts which would be

Questar Corporation 2015 Proxy Statement 43

COMPENSATION TABLES

determined at the end of the performance period. Amounts for the performance shares represent the value of Questar's stock as of December 31, 2014.

[3]	Reflects the acceleration of unvested restricted stock and RSUs multiplied by Questar's stock price on December 31, 2014.

[4]
The amount reported under the Non-Equity Incentive Plan Payments for Mr. Jepperson includes amounts deferred under the Deferred Compensation Wrap Plan. His deferred amount will be paid following his termination pursuant to his plan elections.

Potential Payments upon Termination Following a Change in Control

Executive Severance Compensation Plan - Under Questar’s Executive Severance Compensation Plan, a “double trigger” plan, participants receive certain severance benefits if a participant's employment is terminated within three years following a change in control. These benefits apply if the termination is initiated by the employer for any reason other than for "cause," death or disability, or by the participant for "good reason." This plan provides the following severance benefits to named executive officers:

•	a cash payment equal to three times the participant's annual base salary and the target annual incentive payment;

•	a cash payment of the prorated target amount under the annual incentive plan;

•
a cash payment representing the difference between the net present value of the Pension Plan and SERP benefits calculated at termination (retirement benefit) and the retirement benefit with two added years of credited service; and

•	continued medical and dental insurance coverage, basic and supplemental life insurance, accidental death or dismemberment and disability coverage for 24 months after termination.

As of December 31, 2014, the plan also provided for the vesting in full of any equity prior to a change in control. The Board amended the plan in February, 2015 to provide that the treatment of any equity awards shall be generally governed by the terms of the applicable award agreement. Agreements for equity awards granted in February 2015 provide that accelerated vesting occurs only on a qualifying termination following a change in control, or if a successor entity fails to assume the awards.

The plan does not contain a gross-up provision for excise taxes incurred under Code Section 280G. However, if it is determined that total payments made (as well as any benefit provided) would be subject to excise tax imposed by Code Section 4999, then payments are reduced to provide the executive the largest payment on a “net after-tax" basis.

The Plan identifies a change in control of the Company as:

•
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (Exchange Act)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company;

•
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of October 26, 2010, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on October 26, 2010, or whose appointment, election or nomination for election was previously so approved or recommended;

•
the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or

•
the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the

Questar Corporation 2015 Proxy Statement 44

COMPENSATION TABLES

combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
The following table shows plan payments to named executive officers if their employment was terminated due to a change in control on December 31, 2014, triggering severance benefits:

Payments	Jibson	Hadlock	Livsey	Bradley	Jepperson
Severance (3 X (base + annual incentive))	$4,800,000	$1,843,923	$2,053,578	$2,044,068	$1,867,872
Prorated annual incentive payment	800,000	230,491	271,981	266,094	245,272
Accelerated restricted stock/RSUs[1]	1,711,178	414,592	875,295	867,003	689,740
Accelerated performance shares[2]	1,951,060	392,775	835,201	831,131	669,339
Additional retirement benefit payment	277,820	0	118,549	416,984	104,558
Welfare benefit values	57,435	41,588	12,507	13,827	25,371
Aggregate payments	$9,597,493	$2,923,369	$4,167,111	$4,439,107	$3,602,152

[1]	These are the same accelerated equity amounts disclosed on the Termination Due to Death or Disability Table above.

[2]
On a change in control, a participant becomes fully vested in the shares earned and the outstanding performance period(s) end on the change-in-control date. The number of performance shares earned on that date is determined using the metrics outlined in the award agreement(s) applied to the shortened performance period(s). The disclosed amount reflects actual payout (at target shares) for the 2012-2014 performance period; 32 percent of target for the 2013-2015 performance period; and 49 percent of target for the 2014-2016 performance period.

Other payments following a Change in Control - In addition to severance plan payments, named executive officers also would receive on a change in control, payment of their compensation deferred under the Deferred Compensation Wrap Plan and the payment of any SERP benefits.

Questar Corporation 2015 Proxy Statement 45

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following information is accurate as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	680,839	$12.06	4,053,586
Equity compensation plans not approved by security holders	—	—	—
Total	680,839	$12.06	4,053,586

PROPOSAL NO. 2 – APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

Named executive officer compensation is described in the Compensation Discussion and Analysis, together with the compensation tables of this Proxy Statement. The Management Performance Committee (the "MPC") designs our named executive officers’ compensation program to reward achieving our short and long-term objectives and to link compensation to shareholder value. Our compensation program also reflects best practices in the marketplace. The mix of compensation components is competitive with other companies of similar size and operational characteristics, links compensation to individual and corporate performance and encourages stock ownership by executive management. After reviewing 2014 total compensation of our named executive officers, the MPC believes that each named executive officer's total compensation is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to financial goals and creating shareholder value without encouraging officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables provides a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on the proposal. For the reasons stated above, we request your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis together with the accompanying compensation tables and narrative discussion, is hereby APPROVED.”

Your vote on this proposal is advisory and will not be construed as overruling a Company or Board decision. However, the Board values shareholders' opinions and will consider the vote outcome when appropriate in making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Questar Corporation 2015 Proxy Statement 46

PROPOSAL NO. 3 - RE-APPROVE AND AMEND THE LONG-TERM STOCK INCENTIVE PLAN

PROPOSAL NO. 3 – RE-APPROVE AND AMEND THE QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

We are asking our shareholders to re-approve and amend the Company's Long-term Stock Incentive Plan as amended and restated effective February 18, 2015 (the “Stock Plan”). The plan was originally approved by shareholders in May 1991, and shareholders approved an amended and restated plan in May 2010. Modifications that did not require shareholder approval were made by the Board of Directors in June, 2010.

Questar seeks approval to amend the Stock Plan to make the following changes:

•	Reserve 5,500,000 shares of common stock to be available for future Stock Plan awards.

•
Remove the requirement that "full-value awards," meaning those awards that are restricted stock, restricted stock units, performance shares, or other awards that are not subject to payment of an exercise or purchase price, will be counted against the shares available for issuance in a 2-to-1 ratio.

•	Provide that shares tendered or withheld to satisfy tax withholding obligations for full-value awards are available for future Stock Plan awards.

•
Increase the performance share distribution maximum to a single participant for any performance period beginning in any one fiscal year to 500,000 shares (from 100,000 shares) or $10 million (from $5 million), if paid in cash.

•
Provide that for restricted stock or restricted stock unit ("RSU") awards, the vesting period shall be no less than one year from the grant date, except in the event of death, disability or change in control and that restricted stock and restricted stock unit awards for up to 300,000 shares may be granted without this restriction.

•	Extend the Stock Plan duration to May 27, 2025.

Shareholder approval of this proposal also will constitute re-approval of the list of objective business measures upon which performance-based awards (including performance shares) may be based and the per-employee limits on grants of options and stock appreciation rights. Re-approval is required every five years for continued compliance with regulations under Code Section 162(m). See “Tax Consequences.”

As described in the CD&A above, Stock Plan use has been a key component of Questar’s compensation program. We believe our equity-based compensation program enhances Questar’s ability to attract and retain talented individuals who can successfully drive long-term performance. It also encourages its key employees, officers and directors to acquire and retain a proprietary interest in the Company, while giving them added incentive to contribute to the Company's future growth and devote their abilities and energies to Questar’s success.

In connection with our equity-based compensation programs, we seek to balance our need to attract and retain talented executives with efforts to mitigate any dilutive effect of equity-based compensation. In setting the proposed number of shares reserved and issuable under the amended Stock Plan, the Management Performance Committee ("MPC") and Board considers the above factors and a number of other factors, including the market competitive practice for eligible employees, peer group usage, size of grants, purpose and frequency of grants. The MPC and Board also considered the following factors:

•
Questar’s three-year average burn rate. Our three-year average burn rate was 0.25% for fiscal year 2012 through fiscal year 2014 and our one-year burn rate was 0.29% for fiscal year 2014. We define burn rate as the total number of full value shares (i.e., awards other than stock options and SARs) and stock options granted to participants expressed as a percent of the fully diluted weighted average shares outstanding. We believe our historical burn rate is reasonable for a company of our size in our industry.

•
Expected dilution. As of December 31, 2014, our existing overhang as it relates to the existing Stock Plan was 3.21%. We define existing overhang as the sum of the total number of unvested full value shares (i.e., awards other than stock options and SARs) and outstanding stock options plus shares of common stock available for future grants under our equity compensation plans expressed as a percentage of the fully diluted weighted average shares outstanding. Our total overhang as of February 18, 2015, the Effective Date of the Stock Plan, would be 4.03%, based on including the 5,500,000 shares that would be available for future grants under the Stock Plan as amended. We believe that the expected dilution that will result is reasonable for a company of our size in our industry.

Questar Corporation 2015 Proxy Statement 47

PROPOSAL NO. 3 - RE-APPROVE AND AMEND THE LONG-TERM STOCK INCENTIVE PLAN

The Stock Plan is an "omnibus" plan under which the following types of awards (the "awards") may be granted: (i) stock options, including incentive stock options and non-qualified options; (ii) stock appreciation rights (including tandem and non-tandem rights); (iii) performance shares; (iv) restricted stock awards or restricted stock units; (v) and other stock based awards. The Company has generally issued restricted stock, RSUs and performance share awards since the plan’s restatement in 2010.

The following summary provides a general description of the Stock Plan's material features. The summary is not complete, however, and is qualified in its entirety by reference to the full plan text attached as Appendix A, which is marked to show the amendments submitted for shareholders to approve.

Administration

The Stock Plan is administered by the MPC. The MPC has authority to select eligible employees, directors and consultants to whom awards are granted. It determines the types of awards and the number of shares covered by awards. The MPC also is responsible for establishing the terms, conditions and provisions of all awards, subject to Stock Plan terms, and to make determinations involving Stock Plan administration. The MPC may delegate to specified officers the authority to grant awards (except for awards granted to directors or other Section 16 individuals). The MPC will not reprice outstanding options or stock appreciation rights, including lowering the per share price or a cancellation and exchange for options or stock appreciation rights with a lower price, cash, or other awards without prior shareholder approval.

Eligibility

Awards may be granted only to directors, officers and employees of or consultants to the Company or any affiliated company who are capable of contributing to Questar's success. During 2014, 12 executive officers, nine non-employee directors and approximately 139 other employees received Stock Plan awards. Plan incentive stock options are available only to employees of the Company and its affiliated entities.

Available Shares

As of December 31, 2014, there were 2,120,092 shares of common stock subject to outstanding awards (assuming for this purpose performance shares are calculated at maximum payout level) and 4,053,586 shares of common stock available for grant. We are unable to determine how many, if any, of the shares subject to outstanding awards may be forfeited or expire unvested or unexercised and thus, may be returned to the Stock Plan for future plan grants. Upon shareholder approval, the total number of shares available for future grant under the Stock Plan will be 5,500,000 shares.

If an award is surrendered, forfeited or otherwise lapses, expires or terminates without shares delivered, or is settled in cash, the shares subject to those awards will be available again for issuance under the Stock Plan. Shares that are withheld or "netted" from restricted stock or RSUs to pay withholding taxes shall also be available for new awards under the Stock Plan. However, shares will not be available for new plan awards when they are (1) withheld or “netted” from an option, stock appreciation right ("SAR"), or performance shares to pay withholding taxes or the exercise price of an award; (2) repurchased on the open market with the proceeds of an option exercise; or (3) subject to an option or SAR and were not issued upon the net settlement or net exercise of such option or right. The shares available for issuance will be appropriately adjusted in the event of a stock split, stock dividend, recapitalization, or similar change affecting Questar's common stock.

The Stock Plan provides that no participant may be granted stock options or SARs for more than 1,000,000 shares in a fiscal year. Upon shareholder approval, any award to a covered participant for any performance period beginning in one fiscal year shall not exceed $10 million if paid in cash, or 500,000 shares of stock, if paid in stock.

Valuation

The fair market value per share of common stock on any relevant date under the Stock Plan is generally the regular closing benchmark stock price on the NYSE on such date. The fair market value per share of Questar’s common stock was $23.12 as determined on this basis on March 12, 2015.

Questar Corporation 2015 Proxy Statement 48

PROPOSAL NO. 3 - RE-APPROVE AND AMEND THE LONG-TERM STOCK INCENTIVE PLAN

Options

The MPC may grant stock options to purchase one or more shares of Questar’s common stock. The MPC determines whether to grant incentive stock options governed by Code Section 422, or nonqualified stock options. The MPC determines other specific terms and conditions of each stock option award, except that the option's exercise price cannot be less than 100 percent of the stock's fair market value on the grant date. In addition, all options granted may not have a term longer than 10-years. The option price is payable when exercised which may, with MPC approval, be paid in cash or its equivalent by: tendering unrestricted shares of Questar's stock that the option holder already owns; another MPC-approved method stated in an award agreement; or a combination of the above. The MPC has not granted stock options since 2010.

Stock Appreciation Rights

The MPC may grant stock appreciate rights (or “SARs”) independent of or in connection with an option. The SARs cannot be exercised after 10 years from the grant date, and the exercise price cannot be less than 100 percent of the stock's fair market value on the grant date.

Performance Share Awards

The Stock Plan provides for performance share awards for attaining one or more performance goals during a specified performance period. The Stock Plan allows the MPC to determine performance goals and performance period associated with a performance award, as well as the method used to calculate the payment amounts, if any, when the performance period ends. The MPC also determines if the payment values are paid in cash, shares of Questar's common stock, or a combination of both.

Performance share awards for “covered employees” subject to Code Section 162(m) are payable only upon achieving certain pre-approved performance goals during a specified performance period, each established by the MPC within the timeframes required by Code Section 162(m). The MPC may select specific performance goals for performance share grants from among the following criteria, in absolute or relative terms, for Questar or any of its business units: (a) total shareholder return; (b) return on assets, return on equity or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average reserve growth, production growth or production replacement; (j) efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, inside-lease operating expenses, operating and maintenance expense per decatherm or customer or fuel gas reimbursement percentage; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the MPC defining "satisfactory"; (l) debt ratios or other measures of credit quality or liquidity; and (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the MPC.

The performance goals must be objective and satisfy third-party objectivity standards under Code Section 162(m) and associated regulations. Notwithstanding the foregoing, the MPC may determine when establishing performance goals that these goals will be adjusted to account for unusual items or specified events or occurrences during the performance period. In addition, the MPC may provide when establishing the performance goals that these goals will be adjusted to exclude the effect of any of the following events that occur during the performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items; and (vi) any unusual in nature and infrequently occuring items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Questar’s Annual Report to shareholders for the applicable year, or (B) as publicly announced by Questar in a press release or conference call relating to Questar’s results of operations or financial condition for a completed quarterly or annual fiscal period.

Restricted Stock and Restricted Stock Units

Restricted stock and RSUs also may be granted under the Stock Plan. A restricted stock grant is a grant of Questar common stock that is subject to a “risk of forfeiture” and cannot be transferred until the forfeiture risk has lapsed. The participant owns

Questar Corporation 2015 Proxy Statement 49

PROPOSAL NO. 3 - RE-APPROVE AND AMEND THE LONG-TERM STOCK INCENTIVE PLAN

these shares and generally has all of the shareholder rights and privileges, including the right to receive ordinary dividends. An RSU is an award that entitles a participant to receive a certain number of Questar shares (or cash equal to the shares' fair market value) upon meeting vesting requirements. The MPC may provide the participant with dividend equivalent payments for any RSU award. The MPC may not provide dividends or dividend equivalent rights for any option or SAR. The vesting period will not be less than one year from the grant date for restricted stock and RSUs made after shareholders approve the restated plan. However, this restriction does not apply to restricted stock and RSU awards of up to 300,000 shares and any awards that vest due to death, disability or change in control.

Other Stock-based Awards

The MPC also may grant other awards to participants in the form of common stock, stock units, or other awards with the value based in whole or part on the value of Questar's common stock.

QEP Conversion Awards

Some outstanding option awards continue to be held by QEP Resources employees received prior to the June 30, 2010 spin-off of QEP Resources, a wholly owned subsidiary of Questar. All outstanding stock options were adjusted into two separate awards -- one denominated in Questar common stock and one denominated in QEP Resources common stock. The number of QEP Resources common stock distributed to award holders was equal to the number of QEP Resources shares that a shareholder of Questar common stock would have received on the spin date (i.e. a ratio of one share of QEP Resources common stock for every one share of Questar common stock). The adjustment preserved, but did not increase, the equity awards' value.

Change in Control

The Stock Plan provides that awards granted under the Stock Plan become vested upon a "change in control" of the Company except as provided in an award agreement at the MPC's discretion. A change in control is defined to include any “individual, entity or group” becoming the beneficial owner of 25 percent or more of Questar's voting securities, an unapproved change in the majority of the Company’s Board of Directors, the consummation of a merger or consolidation of the Company where the Company’s shareholders do not own at least 60 percent of the voting power of the surviving entity, the consummation of a sale or disposition of all or substantially all of the Company's assets, or the shareholder approval of a plan of liquidation or dissolution of the Company. Awards granted in February 2015 will have accelerated vesting only if there is a change in control and the participant has a qualified employment termination during a specified period following the event.

Tax Consequences
The following discussion summarizes certain federal tax consequences of Stock Plan awards based on current Code provisions. It is a general summary only and may not apply to participants who have special tax circumstances. It does not address foreign, state, or local tax consequences that may differ. It does not address federal gift and estate tax consequences.

Options. An option grant does not create any tax consequences for the participant or Company. When exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the stock's fair market value on the exercise date. Questar is entitled to a deduction for the same amount. Participants will recognize short- or long-term gain depending on their holding period when disposing of shares received from exercising nonqualified stock options. To the extent not offset by capital loss, long-term capital gains are taxed at long-term capital gains rates, subject to a current overall 15 percent maximum rate. Questar has no tax consequences when a participant disposes shares obtained through exercising nonqualified stock options.

Upon exercising incentive stock options, participants generally recognize no federal taxable income and Questar receives no deduction at that time. The participant's tax consequences when disposing shares from exercising incentive stock options depend on how long the shares were held. If the shares were held for two years after the option was granted and one year after it was exercised, the participant recognizes long-term capital gain (or loss) equal to the difference between the shares' sale price and the exercise price. If these holding periods are not satisfied, the participant must recognize ordinary income. Questar is entitled to a deduction equal to the ordinary income amount recognized by the participant.

Questar Corporation 2015 Proxy Statement 50

PROPOSAL NO. 3 - RE-APPROVE AND AMEND THE LONG-TERM STOCK INCENTIVE PLAN

Incentive stock options are intended to comply with Code Section 422 requirements. Incentive stock options can be granted only to employees of Questar or its subsidiaries. Consequently, nonemployee directors can be granted only nonqualified stock options.

SARs. Participants do not recognize taxable income when granted a SAR, and the Company is not entitled to a tax deduction at that time. Upon exercise, participants will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.

RSUs. Participant do not recognize taxable income when granted RSUs, and the Company is not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Performance Shares. Participants do not recognize taxable income when granted performance shares, and the Company is not entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Restricted Stock. Participants do not recognize taxable income when granted restricted stock, and the Company is not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed under Code Section 83(b). If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Code Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Section 162(m). Code Section 162(m) limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or SAR will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and SAR may be granted. Approval of this proposal will constitute approval of the per-employee limit under the Stock Plan. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the Stock Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Code Section 162(m) if the performance-based award and the plan meet certain requirements. One of these requirements is shareholder approval at least once every five years of the performance criteria upon which award payouts are based and the maximum amount payable under awards, both of which are set forth in Section 12 of the Stock Plan. Approval of this proposal will constitute re-approval of the performance criteria and approval of the amended maximum amount payable under the awards. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the Stock Plan will be in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Questar Corporation 2015 Proxy Statement 51

PROPOSAL NO. 3 - RE-APPROVE AND AMEND THE LONG-TERM STOCK INCENTIVE PLAN

Other Provisions
Without shareholder approval, the Board cannot materially amend the Stock Plan if such approval is necessary to comply with any tax or legal requirement.

Plan Benefits
Information regarding performance shares and RSUs granted in 2014 to the named executive officers is set forth in “Grants of Plan-Based Awards” above. Information regarding RSUs granted in 2014 to non-employee directors is set forth in “Director Compensation” above. A total of approximately 127,320 performance shares and a total of approximately 214,078 RSUs were granted in 2014 to 12 executive officers as a group. A total of approximately 12,291 performance shares and a total of approximately 212,510 RSUs were granted in 2014 to employees who are not executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RE-APPROVAL AND AMENDMENT OF THE LONG-TERM STOCK INCENTIVE PLAN.

Questar Corporation 2015 Proxy Statement 52

PROPOSAL NO. 4 - RE-APPROVE THE ANNUAL MANAGEMENT INCENTIVE PLAN II

PROPOSAL NO. 4 – RE-APPROVE THE ANNUAL MANAGEMENT INCENTIVE PLAN II

We are asking our shareholders to re-approve the Company’s Annual Management Incentive Plan II (AMIP II), as amended and restated effective January 1, 2015. AMIP II was originally approved by the Company’s Board of Directors effective January 1, 2005, and was last approved by shareholders in May of 2010. The AMIP II includes a list of potential performance goals and related provisions for awards that are intended to qualify for the performance-based compensation exception under Code Section 162(m). This proposal does not seek approval of any amendment of the existing provisions of, or performance goals contained within, AMIP II. Rather, this proposal is being presented to shareholders solely to address the periodic approval requirements of Section 162(m) discussed below.

As stated under Proposal No. 3 relating to approval of performance measures under the Stock Plan, Section 162(m) generally does not allow a publicly-held corporation to deduct from U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its CEO or other named executive officers (excluding its CFO). Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals whose material terms are approved by the company’s shareholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance-based awards. Each of these terms is discussed below. Shareholder approval of this proposal is intended to constitute re-approval of the AMIP II for purposes of the approval requirements of Section 162(m).

The AMIP II was last approved by our shareholders in 2010, and since that time there have been no changes to the eligibility provision, the list of potential performance goals or the limitation on the maximum payments. In order to continue to provide us with the ability to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our CEO and our other named executive officers (other than our CFO) for an additional five years, we are submitting the AMIP II to our shareholders for re-approval.

The following summary provides a general description of the material features of AMIP II. The summary is not complete, however, and is qualified in its entirety by reference to the full text of the plan attached as Appendix B.

Summary of AMIP II

The purpose of AMIP II is to provide a financial incentive to the key officers and employees of the Company and its subsidiaries to focus their best efforts to pursue and attain major organizational goals. Only those highest paid officers and key employees of the Company and its affiliates who the Management Performance Committee (the "MPC") of the Company’s Board of Directors selects are eligible to participate. It is intended that those employees who the MPC believes may be “covered employees,” as that term is defined in Code Section 162(m), will be selected.

AMIP II is administered by the MPC, which consists of independent directors. Within 90 days after the beginning of a performance period (but no later than after 25 percent of a performance period has lapsed), the MPC selects the participants and establishes: (a) the target bonus for each participant for the relevant performance period; (b) the maximum payout for the attainment of specified performance goals; and (c) the specific performance goals. For those participants who are “covered employees” under Code Section 162(m), the performance goals must be specific, measurable goals that must satisfy the third-party objectivity standards under Code Section 162(m) and related regulations.

The performance goals may include (a) total shareholder return; (b) return on assets, return on equity or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average reserve growth, production growth or production replacement; (j) efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, inside-lease operating expenses, operating and maintenance expense per decatherm or customer or fuel gas reimbursement percentage; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the MPC defining "satisfactory"; (l) debt ratios or other measures of credit quality or liquidity; and (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the MPC.

Questar Corporation 2015 Proxy Statement 53

PROPOSAL NO. 4 - RE-APPROVE THE ANNUAL MANAGEMENT INCENTIVE PLAN II

Notwithstanding the foregoing, the AMIP II provides that at the time such performance goals are established, the MPC may determine that the goals shall be adjusted to account for any unusual items or specified events or occurrences during the performance period. In addition, the MPC may provide when establishing the performance goals that these goals will be adjusted to exclude the effect of any of the following events that occur during the performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any unusual in nature and infrequently occurring items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year, or (B) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

No later than the 15th day of the 3rd month following the end of the calendar year that includes the last day of the applicable performance period, the MPC shall determine and pay the cash awards determined under the plan. Any payments made shall be contingent upon achieving the performance goals set in advance. AMIP II provides that the maximum payment that can be made to any participant in any fiscal year is $4 million. The MPC may reduce or eliminate the cash awards for any reason in its sole discretion, but may not increase the amount payable to any officer for a given year after the target for that year has been established. Except for termination due to death, disability, retirement (age 55 with at least 10 years of service), or change in control, no participant will be eligible for payment if he or she is not employed by the Company or its affiliates throughout the applicable performance period and on the date the awards are paid. In the event a participant dies, becomes disabled or retires prior to the payment of an award, he or she will receive a pro rata cash payment. In the event that a participant’s employment is terminated as a result of a change in control prior to a payment of an award, unless the participant is covered by the Company’s Executive Severance Compensation Plan, the participant is entitled to receive his or her designated target bonus within 30 days of termination. As amended, a change in control of the Company is defined to include any “individual, entity or group” becoming the beneficial owner of 25 percent or more of the Company's voting securities, an unapproved change in the majority of the Company’s Board of Directors, the consummation of a merger or consolidation of the Company where the Company’s shareholders do not own at least 60 percent of the voting power of the surviving entity, the consummation of a sale or disposition of all or substantially all of the Company's assets, or the shareholder approval of a plan of liquidation or dissolution of the Company.

The Board of Directors may amend or terminate AMIP II at any time. No amendment, however, can change the maximum cash award of a participant, change the definition of eligible employees, or change the enumerated performance measures without the approval of the Company's shareholders or operate to change any cash awards earned during a performance period, without written consent from the participants. The Board cannot terminate the plan in any year in which a change in control has occurred without written consent from the participants.

Federal Income Tax Consequences

Under federal tax laws currently in effect, participants in AMIP II will recognize in the year of payment ordinary income equal to the cash incentive award amount, subject to applicable income and employment tax withholding by us. Under current guidance, we expect that awards under AMIP II will not be subject to Code Section 409A, which imposes restrictions on non-qualified deferred compensation arrangements.

We expect that we will be entitled to claim a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the covered employee without regard to the $1 million per year deduction limit under Code Section 162(m) if AMIP II is re-approved by our shareholders and otherwise satisfies the requirements of Section 162(m) and other relevant provisions of the Code.
Plan Benefits

In February 2015, the MPC established performance targets and target awards for the plan participants under AMIP II for 2015. As in prior years, target awards for 2015 are based on achievement of certain pre-established performance criteria. The principal criteria is earnings before interest, taxes, depreciation and amortization (EBITDA). The actual amounts to be paid under AMIP II cannot be determined at this time, as such amounts are dependent upon the Company’s performance for the current fiscal year.

Questar Corporation 2015 Proxy Statement 54

PROPOSAL NO. 4 - RE-APPROVE THE ANNUAL MANAGEMENT INCENTIVE PLAN II

However, 2014 actual non-equity incentive compensation received by the named executive officers, as shown in the Summary Compensation Table, is a comparable measure of the awards that will be made under the AMIP II. The Company’s 10 executive officers as a group, including the named executive officers, received incentive compensation for 2014 of approximately $3.2 million under AMIP II.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RE-APPROVAL OF AMIP II.

Questar Corporation 2015 Proxy Statement 55

FINANCE AND AUDIT COMMITTEE REPORT

FINANCE AND AUDIT COMMITTEE REPORT
In accordance with the Finance and Audit Committee charter, the Board has determined that each member of our Finance and Audit Committee meets the independence requirements set by the NYSE and is financially literate. The Board has also determined that Messrs. Helms, McManus, Simmons and Williamson and Ms. Beck are audit committee financial experts as defined by the SEC. No member of the Committee serves as a member of the audit committee of more than three public companies.
We reviewed and discussed with the Company's officers the audited financial statements for the year ended December 31, 2014. We discussed with representatives of Ernst & Young LLP (EY) the Company's independent auditor, the matters required by Statement on Auditing Standards No. 61, adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have also received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Committee concerning independence, and we have discussed with representatives of EY its independence from the Company. We have also discussed with the Company's officers and EY such other matters and received such assurances from them as we deemed appropriate concerning the Company's financial matters, internal controls over financial reporting and compliance.
We have adopted procedures for pre-approving all audit and non-audit services provided by EY. These procedures include reviewing fee estimates for audit services and permitted recurring non-audit services and authorizing the Company to execute letter agreements setting forth such fees. Our approval is required for any services to be performed by EY that are not specified in the letter agreements. We have delegated approval authority to our chair, but any exercises of such authority are reported to us at our next meeting.
Based on our review and discussions, we have recommended to the Company's Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Finance and Audit Committee
Bruce A. Williamson, Chair
Teresa Beck
Christopher A. Helms
James T. McManus, II
Rebecca Ranich
Harris H. Simmons
INDEPENDENT AUDITOR FEES
Ernst & Young LLP (EY) billed the Company the listed fees for services performed during each year:

	2014	2013[1]
Audit Fees	$1,592,946	$1,397,837
Audit-Related Fees	$9,995	$115,000
Tax Fees	$0	$0
Total	$1,602,941	$1,512,837

1    2013 was restated to reflect the difference between estimates and actual payments for audit fees of $6,978.
Audit fees, including expenses, relate to EY's fiscal-year audit and interim reviews of the annual financial statements of the Company and its reporting subsidiaries. This category also includes fees for audits provided in connection with statutory filings, including consents and review of documents filed with the SEC. Audit fees also include charges related to compliance with the Sarbanes-Oxley Act of 2002.
Audit-related fees are billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company's financial statements, consultations concerning Generally Accepted Accounting Principles, and evaluations of the impact of new requirements mandated by Congress, the SEC, and the Financial Accounting Standards Board.

Questar Corporation 2015 Proxy Statement 56

PROPOSAL NO. 5 - RATIFICATION OF INDEPENDENT AUDITOR

PROPOSAL NO. 5 – RATIFICATION OF INDEPENDENT AUDITOR

The Board of Directors, upon the recommendation of its Finance and Audit Committee, affirmed the selection of Ernst & Young LLP (EY) to continue to serve as the Company’s independent auditor for 2015. We are asking shareholders to ratify the selection of EY. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of EY for ratification because we value shareholders’ views on the Company’s independent registered public accounting firm. In the event that shareholders fail to ratify the selection, the Board and the Finance and Audit Committee will consider the selection of a different firm. Even if the selection is ratified, the Finance and Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to approval by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and shareholders.

Representatives of EY will be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR.

Questar Corporation 2015 Proxy Statement 57

OTHER MATTERS

OTHER MATTERS

Annual Report and Form 10-K
Upon request, we will promptly send without charge a copy of the Annual Report, Form 10-K (excluding exhibits) or Proxy Statement to you. Please contact Julie A. Wray, Corporate Secretary at 333 South State Street, P.O. Box 45433, Salt Lake City UT 84145-0433, or at 801-324-2736 to make the request. The annual report for the fiscal year 2014, including financial statements, was posted to our website at www.questar.com on February 20, 2015.

Other matters to be considered at Annual Meeting
The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters come before the meeting, it is the intention of proxyholders, who are named in the proxy card and elsewhere in this Proxy Statement, to vote in accordance with their best judgment on such matters. Pursuant to the Company's Bylaws, business items or director nominations must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before, or nominate directors for election at, an annual meeting. A shareholder who wants to nominate a person for election as a director or propose business to be considered at an annual meeting must deliver a written notice, by certified mail, to the Company's Corporate Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year's annual meeting. Accordingly, with respect to the 2016 Annual Meeting, such notice must be received no earlier than January 28, 2016 and no later than February 27, 2016. The notice must set forth the information required by the Company's Bylaws.

Any proposal (other than a proposal made pursuant to Rule 14a-8) or director nomination that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c) and the named proxies will have discretionary authority to vote on the proposal. In addition, the proposed business or director nomination might not be allowed to be brought before the annual meeting. A copy of the Company's Bylaws specifying the requirements will be furnished to any shareholder without charge upon written request to the Corporate Secretary. The Company’s Corporate Governance Guidelines and Business Ethics and Compliance Policy are available on the Company’s website at www.questar.com and in print without charge at a shareholder’s request.

Shareholder Proposals
Under SEC rules, if a shareholder wants the Company to include a proposal in the Company’s proxy statement for the 2016 annual meeting of shareholders, the proposal must be received at the Company’s main office no later than December 19, 2015. Any such proposal must comply with Rule 14a-8.

Forward-Looking Statements
This Proxy Statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in our Form 10-K for the year ended December 31, 2014 and in our periodic reports on Form 10-Q and Form 8-K.

By Order of the Board of Directors

Julie A. Wray Corporate Secretary

Questar Corporation 2015 Proxy Statement 58

APPENDIX A - QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

APPENDIX A

QUESTAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective February 18, 2015, except as otherwise provided)

Section 1.    Purpose
The Questar Corporation Long-Term Stock Incentive Plan (the “Plan”) is designed to encourage directors, officers and employees of and consultants to Questar Corporation (the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company, to generate an increased incentive to contribute to the Company’s future growth and success, and to enhance the Company’s ability to attract and retain talented individuals to serve the Company. Accordingly, the Company, during the term of this Plan, may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other awards valued in whole or in part by reference to the Company’s stock. Any awards granted to a nonemployee director shall be solely to compensate such person for service to the Company as a nonemployee director. In addition, the Plan permits the issuance of long-term incentive awards in partial substitution of long-term incentive awards that covered shares of the common stock of Questar Corporation immediately prior to the spin-off of QEP Resources, Inc. by Questar Corporation.
Section 2.    Definitions
“Affiliate” means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Section 409A of the Code, or any entity otherwise designated as an Affiliate by the Company.
“Award” shall mean a grant or award under Section 7 through 11, inclusive, of the Plan, as evidenced in a written or electronic document delivered to a Participant as provided in Section 13(b).
“Award Agreement” shall mean a written or electronic agreement between a Participant and the Company that sets forth the terms of the Award.
“Board” shall mean the Board of Directors of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Management Performance Committee of the Board.
“Common Stock” or “Stock” shall mean the Common Stock, no par value, of the Company.
“Company” shall mean Questar Corporation.
“Conversion Award” shall have the meaning specified in Section 15 hereof.
“Covered Participant” shall mean a Participant who is a covered employee as defined in Section 162(m)(3) of the Code and the regulations promulgated pursuant to it or who the Committee believes will be such a covered employee for all or any portion of a Performance Period during which Section 162(m) of the Code applies to any compensation paid to the Participant.
“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s beneficiary designated under the Company’s 401(k) Retirement Income Plan, if any, or, if none, the Participant’s beneficiary under the Company’s basic life insurance plan, if any, or, if none, the Participant’s estate.

“Disability” shall mean permanent and total disability within the meaning of Section 105(d)(4) of the Code.

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APPENDIX A - QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

“Employee” shall mean any officer or employee of the Employer.
“Employer” shall mean the Company and any Affiliate.
“Fair Market Value” shall mean the regular closing benchmark price of the Company’s Common Stock reported on the New York Stock Exchange on the date in question, or, if the Common Stock shall not have been traded on such date, the closing price on the next preceding day on which a sale occurred.
“Family Member” shall mean the Participant’s spouse, children, grandchildren, parents, siblings, nieces and nephews.
“Fiscal Year” shall mean the fiscal year of the Company.
“Incentive Stock Option” shall mean a stock option granted under Section 7 that is intended to meet the requirements of Section 422 of the Code.
“Nonemployee Director” shall mean a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934 or any successor provision.
“Nonqualified Stock Option” shall mean a stock option granted under Section 7 that is not an Incentive Stock Option.
“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.
“Participant” shall mean an Employee, director, or consultant to whom an Award is granted under this Plan.
“Payment Value” shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee’s determination under Section 9(c) with respect to the applicable Performance Period.
“Performance Goals” shall mean the objectives established by the Committee for a Performance Period pursuant to Section 12, for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Period are earned.
“Performance Period” or “Period” shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned.
“Performance Share” shall mean an Award granted pursuant to Section 9 of the Plan expressed as a share of Common Stock.
“QEP” shall mean QEP Resources, Inc., a Delaware corporation.
“Restricted Period” shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.
“Restricted Stock” shall mean shares of Common Stock granted to a Participant under Section 10 of the Plan.
“Restricted Stock Unit” shall mean a notional interest equal in value to one share of Common Stock, awarded under Section 10 of the Plan.
“Right” shall mean a Stock Appreciation Right granted under Section 8.
“Service” shall include any Participant’s service as an employee, nonemployee director, or consultant of an Employer and, with respect to the Conversion Awards, “Service” shall also include any Participant’s service as an employee, nonemployee director, or consultant of QEP or any business entity to the extent that QEP would be deemed an “eligible issuer of service recipient stock” to the service providers of such entity, as determined pursuant to Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).

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APPENDIX A - QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

“Stock Unit Award” shall mean an Award of Common Stock or units granted under Section 11.
“Termination of Service” shall mean the date on which a Participant’s Service shall cease for any reason.
Section 3.    Administration
The Plan shall be administered by the Committee, unless such administration is delegated in whole or in part in accordance with the provisions below or unless otherwise determined by the Board. All references in the Plan to the Committee shall include such designee or other individual or administrative body (including the full Board or any other committee or subcommittee thereof) that has responsibility, in whole or in part, for the administration of the Plan. The Committee shall have sole and complete authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, and to interpret the terms and provisions of the Plan. The Committee’s decisions shall be binding upon all persons, including the Company, stockholders, an Employer, Employees, Participants, Designated Beneficiaries, and Family Members. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith.
The Committee or the Board may, from time to time, delegate to specified officers of the Company the power and authority to grant Awards under the Plan to specified groups of Employees or consultants, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow and extend for such period as the Committee or the Board shall determine. Notwithstanding the foregoing, the power and authority to grant Awards to any Employee or consultant or director who is subject to Section 16(b) of the Exchange Act shall not be delegated by the Committee or the Board. In addition, all actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Nonemployee Directors and who are outside directors under Section 162(m).
Section 4.    Eligibility
Awards may only be granted to directors, officers and employees of or consultants to the Company or any Affiliate who have the capacity to contribute to the success of the Company. When selecting Participants and making Awards, the Committee may consider such factors as the Participant’s functions and responsibilities and the Participant’s past, present and future contributions to the Company’s profitability and growth.
Nothing contained in the Plan or in any individual agreement pursuant to the terms of the Plan shall confer upon any Participant any right to continue in the employment or service of the Company or to limit in any respect the right of the Company to terminate the Participant’s employment or service at any time and for any reason.
Section 5.    Maximum Amount Available for Awards and Maximum Award
As of December 31, 2014, there were 4,053,586 shares of Common Stock available for issuance under the Plan, subject to adjustment for additional issuances and forfeitures, as described below. Upon approval of this amendment and restatement of the Plan by the stockholders of the Company, the total number of shares of Common Stock then available for issuance under the Plan shall be 5,500,000 shares, subject to adjustment for additional issuances and forfeitures relating to outstanding Awards under the Plan at that time, as described below. ~~and the number of shares available for issuance under the Plan shall be reduced by 2 shares (the “Applicable Multiple”) for every one share subject to an award made after such date of (i) Restricted Stock, (ii) Restricted Stock Units, (iii) Performance Shares, or (iv) other Awards which are not subject to payment of an exercise or purchase price.~~ Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market.
For purposes of determining the number of shares of Common Stock that remain available for issuance under this Plan, the number of shares corresponding to Awards (including Conversion Awards) under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised, issued or settled or that are settled through issuance of consideration other than shares (including, without limitation, cash) shall be added back to the Plan and will again be available for the grant of Awards. Shares subject to an Award under the Plan, however, may not again be made available for issuance under the Plan if such shares were: (i) shares that were subject to an Option or a stock-settled Stock Appreciation Right and

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APPENDIX A - QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to any Award (other than shares delivered or withheld to pay withholding taxes related to Restricted Stock or Restricted Stock Units), or (iii) Shares repurchased on the open market with the proceeds of an Option exercise.

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, shall take action. The Committee shall adjust any or all of the number and kind of shares that thereafter may be awarded or optioned and sold or made the subject of Rights under the Plan, the number and kind of shares subject to outstanding Options and other Awards, and the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award.

Other than with respect to Conversion Awards, there is a maximum of 1,000,000 shares that can be the subject of Options and Rights granted to any single Participant in any given fiscal year.
All shares reserved for issuance under the Plan may be issued as Incentive Stock Options.
With respect to grants or Restricted Stock and Restricted Stock Units made on or after February 18, 2015, the Restricted Period shall be not less than one year from the grant date (other than in the event of death, Disability or Change of Control) except that Restricted Stock or RSUs for up to an aggregate of 300,000 shares of Stock may be granted with any Restricted Period determined by the Committee.

Section 6.    Termination of Service
In the event of a Participant’s Termination of Service, the Participant’s right to exercise an Option or receive any Award shall be determined by the Committee and provided in the Award Agreement subject to the general requirement that Incentive Stock Options cannot be exercised as an Incentive Stock Option for longer than three months after termination of employment for any reason other than death or Disability or 12 months after death or Disability.
Section 7.    Stock Options
a.Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefore and the conditions and limitations, applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both types of Options.
b.Special Rules, Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any implementing regulations. Incentive Stock Options shall not be granted to Participants who are not employees of the Company or its subsidiaries. The aggregate Fair Market Value (on the date of grant) of Common Stock for which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan or any other Plan of the Company or any subsidiary shall not exceed $100,000. To the extent the Fair Market Value (as of the date of grant) of the shares of Common Stock attributable to Incentive Stock Options first exercisable in any calendar year exceeds $100,000, the Option shall be treated as a Nonqualified Stock Option.
c.Option Price. The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.
d.Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee, in its sole discretion, may specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

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APPENDIX A - QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by any other method permitted by the Committee in an Award Agreement, including, but not limited to, by exchanging shares of Common Stock owned by the Participant (that are not the subject of any pledge or other security interest), or by a combination of methods, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. A Participant may tender shares of Common Stock by actual delivery or by attestation.
e.The Committee may, in accordance with Section 409A of the Code, provide one or more means to enable Participants and the Company to defer delivery of shares of Common Stock upon exercise of an Option on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on shares of Common Stock during the deferral period and the permitted distribution dates on events.
f.Transferability. Participants are allowed to transfer vested Nonqualified Stock Options to Family Members of family trusts, provided that such options were granted as of and after February 10, 1998 and provided that such transfers are made and transferred Options are exercised in accordance with procedural rules adopted by the Committee.

Section 8.    Stock Appreciation Rights
a.The Committee may, with sole and complete authority, grant Rights to Participants. Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Rights may be issued as freestanding instruments or may be issued with respect to all or a portion of the shares subject to a related Option (the latter being “Tandem Rights”).
b.A Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Right over the exercise price thereof. The Committee shall determine whether such Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.
Tandem Rights shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Award Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem Rights with respect thereto shall be canceled automatically to the extent of the number of shares with respect to which the related Option was so exercised or terminated. Upon the exercise of a Tandem Right, the related Option with respect thereto shall be canceled automatically to the extent of the number of shares with respect to which the Tandem Right was so exercised.
Section 9.    Performance Shares
a.The Committee shall have sole and complete authority to determine the Participants who shall receive Performance Shares and the number of such shares for each Performance Period and to determine the duration of each Performance Period. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.
b.Once the Committee decides to use Performance Shares, it shall establish Performance Goals for each Period on the basis of criteria selected by it. Any Performance Goals for Covered Participants shall be set and measured under the provisions of Section 12.
c.As soon as practicable after the end of a Performance Period, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established Performance Goals. Payment Values of earned Performance Shares shall be distributed to the Participant in accordance with the Award Agreement covering such Performance Shares, which document shall contain payment terms that comply with Section 409A of the Code. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock. Any Payment Values payable for Covered Participants shall be determined under the provisions of Section 12.

Section 10.    Restricted Stock and Restricted Stock Units
a.Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during

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APPENDIX A - QUESTAR CORPORATION LONG-TERM STOCK INCENTIVE PLAN

which and the conditions under which the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.
b.Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. At the expiration of the Restricted Period, such restrictions shall lapse and/or the Company shall deliver shares of Common Stock to the Participant or the Participant’s legal representative or otherwise make payment under the Award. Payment for Restricted Stock Units shall be made by the Company in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

Section 11.    Other Stock Based Awards
a.In addition to granting Options, Rights, Performance Shares, Restricted Stock, and Restricted Stock Units, the Committee shall have authority to grant Stock Unit Awards to Participants that can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and Code Section 409A compliant payment rules as the Committee may determine in its sole and complete discretion at the time of grant.
b.Any shares of Common Stock that are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.
Stock Unit Awards shall specify whether the Participant is required to pay cash in conjunction with such Award.
Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant. Stock Unit Awards may provide for deferred payment schedules in accordance with Section 409A of the Code and/or vesting over a specified period of employment. In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.
c.In the sole and complete discretion of the Committee, an Award , whether made as a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 9 or 10, may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to an Award; provided, however, that all such dividends or dividend equivalents or cash payments shall comply with Section 409A of the Code and provided further that no such dividend or dividend equivalent or cash payments shall be payable with respect to any Performance Shares until the Performance Shares have vested or been earned.
Section 12.    Special Provisions, Covered Participants
Awards subject to Performance Goals for Covered Participants under this Plan shall be governed by the conditions of this Section in addition to other applicable provisions of the Plan.
All Performance Goals relating to Covered Participants for a relevant Performance Period shall be established by the Committee by such date as is permitted under Section 162(m) of the Code. Performance Goals may include alternate and multiple goals and may be based on one or more business and or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit within it: (a) total shareholder return; (b) return on assets, return on equity or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average reserve growth, production growth or production replacement; (j) efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, inside-lease operating expenses, operating and maintenance expense per decatherm or customer or fuel gas reimbursement percentage; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee defining "satisfactory"; (l) debt ratios or other measures of credit quality or liquidity; and (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee.

Performance Goals must be objective and must satisfy third party objectivity standards under Section 162(m) of the Code and regulations promulgated pursuant to it. Notwithstanding the foregoing, at the time such Performance Goals are

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established, the Committee may determine that the Performance Goals shall be adjusted to account for any unusual items or specified events or occurrences during the Performance Period. In addition, when provided by the Committee at the time Performance Goals are established, the Performance Goals may be adjusted to exclude the effect of any one or more of the following events that occur during the Performance Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any unusual in nature and infrequently occurring items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are specified in advance by the Committee. The Committee shall certify in writing prior to approval of any such Award that such applicable Performance Goals relating to the Award are satisfied. (Approved minutes of the Committee may be used for this purpose.)
Upon approval by the stockholders of the Company, the maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 9, 11 and 12 for any Performance Period beginning in any one Fiscal Year shall be ~~$5 million, if paid in cash, or 100,000 shares of Stock, if paid in Stock~~ $10 million, if paid in cash, or 500,000 shares of Stock, if paid in Stock.
Section 13.    General Provisions
a.Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, the committee shall require the Participant to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.
b.Awards. Each Award shall be evidenced in a written or electronic document delivered to the Participant that shall specify the terms and conditions and any rules applicable to such Award.
c.Nontransferability. Except as provided in Section 7(f), no Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.
d.No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until becoming the holder of such shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.
e.Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Utah.
f.Effective Date. This amendment and restatement shall be effective as of February 18, 2015, except for provisions that are subject to approval by the stockholders of the Company, and shall (i) replace the amended and restated Plan document that was effective on May 18, 2010, and (ii) incorporate any amendments subsequent thereto.
g.Duration of Plan. ~~The Plan, as amended and restated, shall terminate on May 17, 2020, unless the term is extended with approval of the Company’s shareholders~~Upon approval by the stockholders of the Company, the Plan, as amended and restated, shall terminate on May 27, 2025, unless the term is extended with approval of the Company’s stockholders.
h.Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or legal requirement.
i.Amendment of Award. The Committee may amend, modify or terminate any outstanding Award with the Participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which an Option or Right becomes exercisable; a Performance Share is

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deemed earned; Restricted Stock becomes nonforfeitable; or to cancel and reissue an Award under such different terms and conditions as it determines appropriate.
j.Repricing. Except for adjustments pursuant to Section 5, the per share price for any outstanding Option or Right granted under terms of the Plan may not be decreased after the dates on which such Option or Right was granted. Participants do not have the ability to surrender an outstanding Option or Right as consideration for the grant of a new Option or Right with a lower price, cash or other Awards, unless such repricing or exchanges are permitted with prior shareholder approval.
k.The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, including, without limitation, Sections 13(h) and (i) hereof, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the Code, the Company shall have the right to adopt such amendments to this Plan or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 13(k) does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Participant for any failure to do so.
Section 14.    Change of Control
In the event of a Change of Control of the Company, all Options, Restricted Stock, and other Awards granted under the Plan shall vest immediately unless otherwise provided in the applicable Award Agreement.
A Change of Control of the Company shall be deemed to have occurred if (i) any individual, entity, or group(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of January 1, 2010, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2010, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For avoidance of doubt, the consummation of the spin-off of QEP by the Company pursuant to the transactions contemplated by the Separation Agreement (as defined in Section 15) shall not be deemed to be a Change of Control of the Company under this Section 14. In addition, if a Change of Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

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Section 15.    Conversion Awards
a.    As a result of the spin-off transaction contemplated by that certain Separation and Distribution Agreement, by and between the Company and QEP, dated as of June 14, 2010 (the “Separation Agreement”), (i) certain Awards may be adjusted under the Plan in connection with the equitable adjustment set forth therein, and (ii) shares of Restricted Stock may be granted under the Plan as a result of the conversion of certain outstanding cash awards under the Questar Corporation Long-Term Cash Incentive Plan (the “Questar LTCIP”) (collectively, the “Conversion Awards”). Notwithstanding any other provision of the Plan to the contrary and subject to the terms of that certain Employee Matters Agreement, by and between the Company and QEP, dated as of June 14, 2010, (i) the number of shares to be subject to each Conversion Award shall be determined by the Committee, and (ii) the other terms and conditions of each Conversion Award, including option exercise price, shall be determined by the Committee, provided that such determinations are made prior to the “Distribution” (as defined in the Separation Agreement).
b.    With respect to any Conversion Award (other than a Conversion Award consisting of Restricted Stock issued in exchange for a cash award under the Questar LTCIP) held by an employee, consultant, or non-employee director in the employ or service of QEP (a “QEP Holder”), the Committee shall, upon written notification from QEP, provide that any such Conversion Award shall vest upon the terms and conditions set forth in such notification, to the extent permitted by the Plan.
c.    If a Change in Control of QEP (as defined below) occurs and a QEP Holder incurs a Qualifying Termination of Employment (as defined below) from QEP within 2 years following the date of such Change in Control of QEP, all Conversion Awards (other than a Conversion Award consisting of Restricted Stock issued in exchange for a cash award under the Questar LTCIP) held by a QEP Holder shall vest immediately. For the purposes of this Section 15(c):

i.    A “Change in Control of QEP” shall be deemed to have occurred upon a “Change in Control of the Company” as such term is defined in the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan, as may be amended from time to time.
ii.    A “Qualifying Termination” shall be deemed to have occurred if a QEP Holder’s employment with QEP is terminated by QEP without “Cause” or by the QEP Holder for “Good Reason” (as such terms are defined in the QEP Resources, Inc. Executive Severance Compensation Plan, as may be amended from time to time, whether or not such QEP Holder is a participant in such plan.
d.    QEP shall be an intended third party beneficiary of, and shall have standing to enforce the terms of, this Section 15 as if it were a party hereto.

Executed on the date set forth below to be effective for all purposes as set forth herein.

QUESTAR CORPORATION
Plan Sponsor

/s/ Ronald W. Jibson
By:     Ronald W. Jibson
Chairman, President & CEO

Date:______________________________

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APPENDIX B - QUESTAR CORPORATION ANNUAL MANAGEMENT INCENTIVE PLAN II

APPENDIX B

QUESTAR CORPORATION
ANNUAL MANAGEMENT INCENTIVE PLAN II
(As amended and restated effective January 1, 2015)

Section 1. Purpose.

The Questar Corporation Annual Management Incentive Plan II (the “Plan”) is designed to provide an incentive to the highest paid officers and key employees of Questar Corporation (the “Company”) and its affiliates to focus their best efforts to pursue and attain major organizational goals. The intent of the Plan is to place a significant portion of the eligible employee’s annual compensation at risk by tying it to specific measurable goals that drive long-term shareholder value.

Section 2. Definitions.

“Affiliate” means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Section 409A of the Code, or any entity otherwise designated as an Affiliate by the Company.”

“Board” means the Board of Directors of the Company or a successor to it.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” means the Management Performance Committee, or its successor committee, which is comprised wholly of independent, outside directors and which must include at least two such directors.

“Covered Employee” means any of the highest paid officers and key employees of an Employer who are selected to participate in the Plan for a Performance Period in accordance with Section 4 below.

“Designated Beneficiary” means the beneficiary designated by the Covered Employee, in a manner determined by the Committee, to receive amounts due the Covered Employee. In the absence of an effective designation by the Covered Employee, Designated Beneficiary shall mean the Covered Employee’s beneficiary(ies) designated by the Covered Employee (or deemed by law to be designated) under Questar Corporation’s 401(k) Retirement Income Plan, if none, the Covered Employee’s basic life insurance plan, or if no such designation exists, the Covered Employee’s estate.

“Disability” means a condition that renders a Covered Employee unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

“Employer” means the Company and any of its Affiliates that is the direct employer of a Covered Employee.

“Fiscal Year” means the fiscal year of the Company.

“Performance Goals” means the specific, measurable goals set by the Committee in writing for any given Performance Period. Performance Goals may include multiple goals and may be based on one or more operational or financial criteria. Such goals shall be set by the Committee by such date as is required under Section 162(m) of the Code. In setting the Performance Goals for the Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit within it: (a) total shareholder return; (b) return on assets, return on equity or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average reserve growth, production growth or production replacement; (j) efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, inside-lease operating expenses, operating and maintenance expense per

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decatherm or customer or fuel gas reimbursement percentage; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee defining “satisfactory”; (l) debt ratios or other measures of credit quality or liquidity; and (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee.

“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Covered Employee’s right to, and the payment of, a cash award granted under the terms of the Plan.

“Target Bonus” means the dollar amount specified for each Covered Employee within the first 90 days of each Performance Period, but in no event after 25 percent of the Performance Period has lapsed.

“Termination of Employment” means the date on which a Covered Employee shall cease to serve as an employee of an Employer for any reason.

Section 3. Administration.

The Plan shall be administered by the Committee in conjunction with its administration of the Annual Management Incentive Plan. The Committee shall have sole and complete authority to adopt, alter, and repeal such administrative rules, guidelines and practices for the operation of the Plan and to interpret the terms and provisions of the Plan. The Committee also shall have sole and complete authority to determine the extent to which Performance Goals have been achieved. The Committee’s decisions shall be final and binding upon all parties, including the Employers, stockholders, Covered Employees and Designated Beneficiaries.

Section 4. Eligibility.

Within 90 days of the beginning of a Performance Period, but in no event after 25 percent of the Performance Period has lapsed, the Committee shall designate in writing those highest paid officers and key employees of an Employer who shall be Covered Employees under the Plan for such Performance Period. Only such Covered Employees are eligible to receive payments under this Plan. Notwithstanding the foregoing, the Committee may designate additional officers and key employees of an Employer as Covered Employees and/or increase a Covered Employee’s Target Bonus at any time after the commencement of a Performance Period, provided, that, if doing so would disqualify an award as ‘qualified performance-based compensation’ under Section 162(m) of the Code, such action will be taken only if the Committee determines that it would be appropriate to do so.

Section 5. Determination of Awards.

Within 90 days after the beginning of a Performance Period, but in no event after 25 percent of the Performance Period has lapsed, the Committee shall establish in writing (i) the Performance Goals and the underlying performance criteria applicable to the Performance Period, and (ii) a Target Bonus for each Covered Employee and a maximum payout for cash awards granted under the terms of this Plan for such Performance Period for attainment of the specified Performance Goals by Covered Employees. Performance Goals must be objective and must satisfy the third-party objectivity standards under Section 162(m) of the Code and regulations adopted pursuant to it. Notwithstanding the foregoing, at the time such Performance Goals are established, the Committee may determine that the Performance Goals shall be adjusted to account for any unusual items or specified events or occurrences during the Performance Period. In addition, when provided by the Committee at the time the Performance Goals are established, the Performance Goals may be adjusted to exclude the effect of any of the following events that occur during the Performance Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any unusual in nature and infrequently occurring items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (B) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

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As soon as reasonably practicable after the close of the Performance Period, the Committee shall determine cash awards to be paid under the terms of this Plan. Any payments made under this Plan shall be contingent upon achieving the Performance Goals set in advance for the Performance Period in question. The Committee shall certify in writing prior to approval of any awards that such Performance Goals have been satisfied. (Approved minutes may be used for this purpose.)

The maximum cash payment that may be made in any Fiscal Year to any Covered Employee under this Plan is $4,000,000.

The cash payments under this Plan, in aggregate, do not have to equal 100 percent of the maximum payout, but cannot exceed such amount. The Committee, in its sole discretion, may reduce the cash award otherwise payable to any Covered Employee if it believes that such reduction is in the best interest of the Company and its shareholders, but any reduction cannot result in any increase to one or more other Covered Employees. The Committee has no discretion to increase the cash award otherwise payable to any Covered Employee.

All payments shall be made in cash and in a single lump sum no later than the 15th day of the 3rd month following the end of the calendar year that includes the last day of the relevant Performance Period. To be eligible to receive an award, the Covered Employee must be actively employed by the an Employer as of the date of payment except as provided below in Section 6.

Section 6. Termination of Employment.

In the event a Covered Employee ceases to be an employee prior to the payment of an award for any Performance Period for any reason other than death, Disability, Retirement, or a Change in Control, he shall not be entitled to any payment for such Performance Period pursuant to the terms of the Plan. If a Covered Employee terminates employment prior to payment of an award for any Performance Period as a result of death, Disability, or retirement, his award for the Performance Period (if any), as calculated pursuant to Section 5, shall be prorated based on the length of his service during the Performance Period when compared to the entire period. For the purpose of this Plan, “Retirement” shall mean any voluntary Termination of Employment on or after age 55 with 10 years of service. All prorated awards shall be paid to the Covered Employee (or his Designated Beneficiary, in the event of his death) at the time specified in Section 5.

In the event a Covered Employee ceases to be an employee as a result of a Change in Control that occurs prior to the payment of an award for any Performance Period, he shall be entitled to receive a payment equal to his Target Bonus for such Performance Period. Such payment shall be made to him within 30 days after his Termination of Employment. Notwithstanding the foregoing, in no event shall a Covered Employee who is a participant in the Company’s Executive Severance Compensation Plan as of the date on which a Change in Control occurs be entitled to such payment.

A “Change in Control” of the Company shall be deemed to have occurred if (i) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of January 1, 2010, constitute the Company’s Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2010, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated

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the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. In addition, if a Change in Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

Section 7. Other Provisions.

(a) Taxes and Withholding. All cash payments made under the Plan are subject to withholding for federal, state, and other applicable taxes. The Company shall deduct any taxes required by law to be withheld from all amounts paid to a Covered Employee under this Plan.

(b) Source of Funds. All cash payments made under the Plan will be paid from the Company’s general assets and nothing contained in the Plan will require the Company to set aside or hold in trust any funds for the benefit of any Covered Employee or his Designated Beneficiary.

(c) Coordination with Deferred Compensation Plan. Covered Employees are entitled to defer the receipt of their cash bonuses under the terms of the Company’s Deferred Compensation Wrap Plan (the successor to the Company’s Deferred Compensation Plan, which was originally effective November 1, 1993). Any cash bonuses payable under this Plan that are deferred pursuant to the Deferred Compensation Wrap Plan shall be accounted for and distributed according to the terms of such plan and the elections made by Covered Employees thereunder.

(d) No Assignment. No right or interest of any Covered Employee under this Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Covered Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Covered Employee. Any assignment, pledge, encumbrance, charge, transfer, or other act in violation of this provision shall be void.

(e) Amendment of Plan. The Company’s Board, at any time, may amend, modify, suspend, or terminate the Plan, but such action shall not affect the awards earned and the payment of such awards during any given Performance Period. No amendment to change the maximum award payable to a Covered Employee, the definition of Covered Employee, or the definition of Performance Goals shall be effective without shareholder approval. The Company’s Board cannot amend, modify, suspend, or terminate the Plan in any year in which a Change in Control has occurred without the written consent of the affected Covered Employees.

(f) Successor. The Company shall require any successor or assignee, whether direct, indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company to assume the obligations under this Plan in the same manner and to the same extent that the Company would be required to perform if no such successor assignment had taken place.

(g) Choice of Law This Plan will be governed by and construed in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the state of Utah.

(h) Effective Date of the Plan. The Plan shall was originally effective with respect to the Fiscal Year beginning January 1, 2005. This amendment and restatement of the Plan is effective as of January 1, 2015. The Plan shall remain in effect until it is suspended or terminated as provided in Section 7(e).

(i) 409A Compliance. The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, including, without limitation, Section 8(e) hereof, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the Code, the Company shall have the right adopt such amendments to this Plan or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax

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treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 8(i) does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Covered Employee for any failure to do so.
Dated this 16th day of March, 2015.
QUESTAR CORPORATION

By:    \s\ Ronald W. Jibson
Ronald W. Jibson
Chairman, President & CEO

Questar Corporation 2015 Proxy Statement 72

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

QUESTAR CORPORATION ATTN: Julie A. Wray 333 South State Street P.O. BOX 45433 SALT LAKE CITY, UT 84111
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS DETACH
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.				AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:
1	Election of Directors	For	Against	Abstain

1a	1a Teresa Beck	☐	☐	☐

1b	1b Laurence M. Downes	☐	☐	☐

1c	1c Christopher A. Helms	☐	☐	☐

1d	1d Ronald W. Jibson	☐	☐	☐	NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

1e	1e James T. McManus, II	☐	☐	☐

1f	1f Rebecca Ranich	☐	☐	☐

1g	1g Harris H. Simmons	☐	☐	☐

1h	1h Bruce A. Williamson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 & 5.		For	Against	Abstain

2	Advisory vote to approve named executive officer compensation	☐	☐	☐
3	Re-approve and amend the Questar Corporation Long-term Stock Incentive Plan	☐	☐	☐

4	Re-approve the Questar Corporation Annual Management Incentive Plan II	☐	☐	☐

5	Ratify the selection of Ernst & Young LLP as the Company's independent auditor	☐	☐	☐

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice &
Proxy Statement is/are available at www.proxyvote.com

QUESTAR CORPORATION Annual Meeting of Shareholders May 27, 2015 8:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas C. Jepperson and Kevin W. Hadlock, or either of them as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy and at their discretion on any matter that may properly come before the 2015 Annual Meeting of Shareholders (the "Annual Meeting"), all of the shares of common stock of Questar Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof to be held on Wednesday, May 27, 2015 at 8:00 a.m., Mountain Daylight Time. This proxy hereby revokes any proxies previously submitted by the shareholder with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR ALL OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side